UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMERICAN TOWER CORPORATION

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Dear Stockholder:

April 10, 2019

It is my pleasure to invite you to American Tower Corporation’s 2019 Annual Meeting of Stockholders, which will be held on Tuesday, May 21, 2019 at 11:00 a.m., local time, in the Braemore/Kenmore Room at the Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116.

The official notice of meeting; the proxy statement, which describes in detail the matters to be discussed and voted on at the meeting; and the form of proxy are included with this letter.

Your vote is important. You may vote your shares over the internet; by telephone; by mail, if you received a paper copy of the proxy materials by mail and follow the instructions on the proxy card or voting instruction card; or in person at the meeting. If you vote by proxy prior to the meeting, you may withdraw your proxy and vote in person at the meeting if you wish to do so. Whether or not you plan to attend the meeting in person, I urge you to vote as soon as possible so as to be sure that your shares will be represented at the meeting.

On behalf of all of management and your Board of Directors, I thank you for your continued support.

Sincerely,

James D. Taiclet

Chairman of the Board, President and

Chief Executive Officer

Letter from the Lead Independent Director

April 10, 2019

Dear Fellow Stockholders,

I appreciate the opportunity to serve as American Tower’s Lead Director, working with a group of dedicated and insightful colleagues, and engaging with you, our valued stockholders. As Directors, it is essential that we guide management in the pursuit of our mutual objective to create long-term value for our stockholders through providing independent oversight of the Company’s leadership team, engaging in constructive dialogue concerning business strategy and potential risks facing the Company, assuring development of our people and requiring commitment to sound ethics, governance, social and environmental responsibility.

Independent Board Leadership; CEO Evaluation Process – As a Company with a culture of strong performance, having Jim serve as both Chairman and CEO of American Tower drives long-term value creation for our stockholders. It ensures that management and the Board are aligned in our view of opportunities and risks, while driving consistent focus on strategy and execution that support American Tower’s role as a leader in the telecommunications industry. As Lead Director, I ensure that we maintain an active dialogue regarding business, financial and governance matters, and I also preside over executive sessions of independent Directors, so that we may guide the alignment of business decisions with the Company’s overall strategic direction and determine what adjustments may be needed in terms of considering key matters on the meeting agendas. I also interact with stockholders, when appropriate, to discuss governance related matters and ensure that their viewpoints are represented in the boardroom.

The primary responsibility of the Board is to foster the long-term success of the Company, and a key element in fulfilling this responsibility is establishing our leadership structure. The Nominating and Corporate Governance Committee regularly reviews the current Board structure, including whether the roles of Chairman and CEO should be separated and the duties of the Lead Director, and values the flexibility of determining the best leadership structure based on the Company’s needs at the time.

Risk Management – The Board oversees the management of the Company’s risk exposure. As Directors, we are individually and collectively dedicated to our role as your representatives and we believe that our diverse skills and backgrounds reflect the expertise essential for effective oversight of the business. The Board uses its deep knowledge in areas such as business leadership, operational, industry and global experience to oversee the Company’s risk profile, including its approach to capital allocation, its operational footprint and its investment decisions. The Board considers the breadth of the Company’s risk management framework when approving its strategy and risk tolerance, and verifies that strategic plans are commensurate with our ability to identify, manage and measure risk appropriately.

Human Capital – Our continued commitment to employees was recognized by Forbes, which included us in its list of America’s Best Mid-Size Employers and, more recently, in its list of America’s Best Employers for Diversity. We strive to attract and retain the very best talent and empower our employees through training and extensive opportunities for development. Our robust employee performance review process paired with comprehensive succession planning ensures long-term success of the Company through seamless leadership transitions. In 2018, as a result of our talent management program, two internal successor candidates were promoted to the leadership team after management retirements: Steve Vondran became our new Executive Vice President and President, U.S. Tower Division, and Olivier Puech became our new Executive Vice President and President, Latin America and EMEA. In addition, during the year, as part of our long-term compensation planning efforts, we revised our executive retirement benefits and guidelines to provide for full vesting of performance-based restricted stock unit awards subject to certain conditions being met.

Commitment to Sustainability – We published our first standalone sustainability report in 2018 to provide our stakeholders with insight into our achievements and initiatives related to environmental, social and governance matters around the globe. The reduced footprint of shared infrastructure is a key element in achieving a green business model. We have set aspirational goals as a Company to reduce our emissions and are pursuing several hybrid-energy initiatives and renewable energy solutions throughout our markets. Through the American Tower Foundation, we have provided numerous grants to charitable organizations, matched employee donations and donated to natural disaster relief efforts.

We value your support, and we encourage you to share your opinions with us. We are committed not only to delivering solid results, but also to representing your interests in 2019 and beyond. Thank you for your continued support. On behalf of our Board of Directors, we look forward to seeing you at the Annual Meeting.

Sincerely,

Pamela D.A. Reeve

Lead Director

Notice of

2019 Annual Meeting of Stockholders

Date:	Tuesday, May 21, 2019

Time:	11:00 a.m. local time

Location:	Braemore/Kenmore Room The Colonnade Hotel 120 Huntington Avenue Boston, Massachusetts 02116

Record Date:	March 27, 2019

At the Annual Meeting you will be asked to:

Proposal 1	Elect ten Directors for the ensuing year or until their successors are elected and qualified;

Proposal 2	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

Proposal 3	Approve, on an advisory basis, our executive compensation;

Proposal 4	Consider a stockholder proposal to adopt a policy requiring an independent Board Chairman;

Proposal 5	Consider a stockholder proposal to require periodic reports on political contributions and expenditures; and

Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

HOW YOU MAY VOTE

You may vote if you were a stockholder of record on March 27, 2019 (the record date). To ensure that your shares are represented at the meeting, please vote as soon as possible by one of the following methods:

Over the internet By Telephone Mailing your signed proxy form In person at the meeting

For more detailed information on voting, please see “How do I cast a vote?” in the “Questions & Answers” section beginning on page 79 of this Proxy Statement.

By order of the Board of Directors,

Edmund DiSanto
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

Boston, Massachusetts

April 10, 2019

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure representation of your shares at the Annual Meeting. You may vote your shares over the internet, by telephone or by mail (as applicable) by following the instructions on the proxy card or voting instruction card.

Materials will be made available on or about April 10, 2019.

PROXY STATEMENT SUMMARY	1

CORPORATE GOVERNANCE	9

General	9

Board of Directors	9

Board Leadership Structure	9

Proxy Statement Summary

The following pages provide a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.

Proposals To Be Voted On

Proposal		Board’s Voting Recommendation	Page Reference

Proposal No. 1	Election of Directors	FOR each nominee	63

Proposal No. 2	Approval of Independent Accountant	FOR	70

Proposal No. 3	Advisory Vote on Executive Compensation	FOR	71

Proposal No. 4	Stockholder Proposal to Adopt a Policy Requiring an Independent Board Chairman	AGAINST	73

Proposal No. 5	Stockholder Proposal to Require Periodic Reports on Political Contributions and Expenditures	AGAINST	77

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Corporate Responsibility Highlights

We understand that the way we conduct our business is an integral component of the continued success of our Company. As a result, our commitment to responsible corporate citizenship is woven into all aspects of our global culture.

Our five strategic pillars of corporate responsibility—ethics, environment, people, philanthropy and performance—are rooted in our core values.

Ethics	People

•   Maintain a diverse and independent Board to promote sound corporate governance practices.

•   Conduct trainings on our Code of Ethics and Business Conduct Policy (Code of Conduct) and Foreign Corrupt Practices Act.

•   Hold our vendors to high ethical and compliance standards.

•   Provide our employees and other stakeholders the ability to report a violation through our anonymous, confidential, third-party hotline.

•   Focus on building an inclusive, diverse and high-performing workforce that reflects the global communities in which we do business.

•   Assist our employees with their career goals through a range of development tools, resources and opportunities.

•   Ensure that we are compliant with health and safety standards through wide-ranging training programs and comprehensive internal audit processes.

Environment	Philanthropy

•   Reduce the environmental footprint of communications infrastructure by colocating multiple tenants on a single structure.

•   Focus on energy and power management solutions to reduce our reliance on fossil fuels and increase usage of renewable energy sources through our Innovation Council.

•   Install advanced batteries at select sites without grid power for energy conservation and efficiency.

•   Maintain a dedicated team that works with regulators to understand and optimize our full compliance with environmental laws.

•   Focus on education and using technology to empower students, teachers and communities in need through grants from the American Tower Foundation, which we launched in 2017.

•   Provide technology in rural communities in our global markets, such as our Digital Village Squares in India, Nigeria, Ghana and Uganda.

•   Maintain Company-sponsored volunteer days around the globe and a matching gift program in the U.S. through which the American Tower Foundation matches employees’ charitable donations

Performance

•   Consistently deliver strong financial growth across our key operating metrics in order to optimize return to stockholders.

•   Invest in new and innovative communications real estate solutions in order to retain a competitive position in the wireless industry.

•   Serve as a thought leader to help ensure that a functioning global Internet of Things ecosystem serves to further key sustainable development goals.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Executive Compensation Philosophy

Under our pay for performance philosophy, 92% of our Chief Executive Officer’s (CEO’s) compensation and 88% of our other executives’ compensation is variable and tied to Company and individual performance. Our goal is to reward our executive team for their leadership in meeting key near-term goals and objectives while also positioning the Company to generate sustainable long-term stockholder value.

We Reward Based On	Key Features

•  Company annual and three-year performance relative to pre-established financial goals;

•  Company annual financial performance relative to that of competitor and peer group companies; and

•  Other relevant considerations, such as retention of executives with a multiyear track record of outstanding performance and proven leadership ability.

•  Double-Trigger Equity Vesting and No Tax Gross-Ups in the event of a Change of Control;

•  Equity Awards Weighted Toward Long-Term Performance-Based Metrics;

•  Reasonable Retirement and Welfare Benefits and No Pension Arrangements;

•  Claw Back Provisions;

•  Stock Ownership Guidelines;

•  Anti-Insider Trading Policy, including Prohibition on Hedging and Pledging;

•  Use of an Independent Compensation Consultant; and

•  Annual Risk Assessment of Compensation Programs.

2018 Business Highlights

Key Financial Results(1)

•	Achieved net income for the year of nearly $1.3 billion;
•	Increased Consolidated Adjusted Funds From Operations (Consolidated AFFO) per Share(2) by nearly 19% to $7.99;
•	Declared an aggregate of nearly $1.4 billion in cash dividends to common stockholders, including the dividend paid in January 2019 to stockholders of record as of December 27, 2018;
•	Repurchased over 1.6 million shares of Common Stock for a total of $232.8 million;
•	Maintained a strong balance sheet, ending the year with $4.3 billion in liquidity;
•	Maintained our investment grade rating;
•	Raised nearly $2.6 billion(3) in the debt capital markets; and
•	Ended the year within our established long-term financial policy of 3-5x net leverage ratio.

▶	Total property revenue increased more than
11% to $7.3 billion

▶	Net income increased more than
3% to $1.3 billion

▶	Adjusted EBITDA(4) increased more than
14% to $4.7 billion

▶	Consolidated AFFO increased
22% to $3.5 billion

▶	Return on Invested Capital (ROIC)(2) increased to more than
11%

(1)

Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A. These results are inclusive of the positive impacts of the Company’s settlement with Tata Teleservices Limited and related entities (Tata).

(2)	Performance metric under the performance-based restricted stock unit (PSU) program.
(3)

Includes €500.0 million of Euro-denominated notes issued in May 2018, based on the Euro/U.S. dollar exchange rate on the date of issuance, as well as a senior unsecured term loan of $1.5 billion and securitized debt of $500.0 million.

(4)	Performance metric under the annual performance incentive program.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Asset Expansion in Legacy and New Markets

We expect our 2018 global portfolio expansion efforts in our legacy and new markets to further extend our ability to generate compelling, long-term, sustainable growth. These transactions included:

•	Continued expansion of our communications site portfolio in existing markets through the acquisition of nearly 20,000 tower sites in India from Vodafone India Limited and Vodafone Mobile Services Limited (together, Vodafone India), and Idea Cellular Infrastructure Services Limited (Idea Cellular) and a total of 1,335 sites in the United States, Colombia, Mexico, Paraguay and Peru in various transactions;
•	Launch of operations in a new market through our acquisition of over 700 communications sites in Kenya from Telkom Kenya Limited (TKL); and
•	Expansion of product lines and innovation, such as the acquisition of a portfolio of fiber assets and the right to use certain telecommunications poles in Brazil from Cia Energetica de Minas Gerais SA (Cia Energetica).

Chairman and CEO’s Track Record of Success

Mr. Taiclet has served as our Chairman and CEO since 2004. Under his stewardship, American Tower has delivered solid performance while substantially growing its operations and simultaneously returning cash to stockholders. Below are some of the key highlights relating to Mr. Taiclet’s tenure with the Company (beginning in February 2004 through December 31, 2018):

•	Completed several transformative transactions, including the acquisition of SpectraSite, Inc. in 2005, the acquisition of MIP Tower Holdings LLC in 2013, the transaction with Verizon Communications Inc. (Verizon) in 2015, the acquisition of Viom Networks Limited (Viom) in 2016, the acquisition of FPS Towers in 2017, and in 2018, acquisitions of sites from Idea Cellular and Vodafone India in India, all of which strategically extended the Company’s position as a global leader in multitenant communications real estate;
•	Expanded our geographic footprint from three countries to 17 countries, while diversifying our tenant base with well-capitalized global mobile network operators;
•	Secured rankings in the Fortune 500 and Forbes list of America’s Best Mid-Size Employers; and
•	Deployed cash to stockholders, including through our stock repurchase program and distributions to preferred and common stockholders in an aggregate of nearly $11.0 billion, including the dividend paid in January 2019.

Executive Pay Structure

ANNUAL BASE SALARY

American Tower provides a competitive level of compensation to its executive officers to attract and retain highly qualified executive talent and reward sustained performance over time. The base salary is determined on an annual basis.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

ANNUAL PERFORMANCE INCENTIVE PROGRAM

For 2018, 100% of the target bonus awards for each of the executive officers, other than the CEO, was tied to achievement of the Company’s pre-established financial goals. The CEO’s target award, however, was 80% tied to achievement of the Company’s pre-established financial goals and 20% tied to achievement of pre-established individual performance goals. See “Compensation Discussion and Analysis” beginning on page 27.

CEO Annual Performance	Other Executive Officers Annual Performance

LONG-TERM INCENTIVE (LTI) PLAN

For 2018, the targeted grant date award value for each executive officer was allocated 60% to PSUs and 40% to restricted stock units (RSUs). Each RSU grant vests 25% annually over four years, commencing one year from the date of grant. See “Compensation Discussion and Analysis” beginning on page 27.

LTI Plan Composition

The number of PSUs earned is based on achievement of pre-established performance goals: cumulative Consolidated AFFO per Share and average ROIC(1) for a three-year performance period. 70% of the PSU award is based on Consolidated AFFO per Share and 30% is based on ROIC. The actual payout is based on performance levels against these goals. The chart below highlights the payout levels.

PSU Vesting Performance Matrix

(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Our Director Nominees

You are being asked to vote on the election of ten Directors. All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 64.

Name and Title	Age	Director Since	Independent	Committee Memberships(1)			Other Public Company Boards
				Audit	Compensation	Nominating
JAMES D. TAICLET† Chairman, President & CEO, American Tower Corporation	58	2003					Lockheed Martin Corporation
RAYMOND P. DOLAN Chairman and CEO, Cohere Technologies, Inc.	61	2003	✓				None
ROBERT D. HORMATS Vice Chairman, Kissinger Associates, Inc.	75	2015	✓				None
GUSTAVO LARA CANTU Former CEO, Monsanto Company (Latin American North Division)	69	2004	✓				None
GRACE D. LIEBLEIN Former VP, Global Quality of General Motors	58	2017	✓				Southwest Airlines Co.; Honeywell International Inc.
CRAIG MACNAB Former CEO and Chairman, National Retail Properties, Inc.	63	2014	✓				VICI Properties, Inc.
JOANN A. REED Healthcare consultant and former SVP, Finance and CFO, Medco Health Solutions, Inc.	63	2007	✓				Mallinckrodt plc; Waters Corporation
PAMELA D.A. REEVE* Former President and CEO, Lightbridge, Inc.	69	2002	✓				Frontier Communications Corporation
DAVID E. SHARBUTT Former CEO and Chairman, Alamosa Holdings, Inc.	69	2006	✓				None
SAMME L. THOMPSON President, Telit Associates, Inc.	73	2005	✓				Spok Holdings, Inc.

(1)	As of December 31, 2018

†	Sole Management Director

*	Lead Director

Member
Chair
Audit Committee Financial Expert

Board of Directors Snapshot for Fiscal Year 2018

Number of Directors: 10	Number of Directors Added in Last Five years: 3

Average Age: 66	Number of Board Meetings in 2018: 6

Number of Independent Directors: 9 (all except our Chairman)	Average Independent Director Attendance in 2018: 96%

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Board Diversity

While we do not have a specific diversity policy for our Board of Directors (Board), our Corporate Governance Guidelines provide for selecting Directors who reflect a diverse set of skills, professional and personal backgrounds and experiences. We are proud to have Directors who are highly diverse, including with respect to gender, ethnicity, experience and independence.

Our Board consists of individuals with diverse and complementary business, leadership and financial expertise. Many of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provide an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience that provides insight into issues faced by public companies.

Director Skills and Qualifications	Diversity 50% (30% Women; 20% Ethnic Minorities)	Independence 90% Independent
Leadership
Operational and Management
Finance/Capital Allocation
Financial Literacy
Human Capital
Wireless Industry
Real Estate Investment Trust (REIT)
International
Prior Board and Governance
Thought Leadership
Government and Public Policy

Key Corporate Governance Best Practices

•  Annual Election of All Directors

•  All Directors Except Chairman are Independent (Our CEO serves as Chairman and is the only Management Director)

•  Lead Independent Director

•  Only Independent Directors Serve on Board’s Standing Committees

•  Majority Voting for Directors

•  Independent Directors Meet Without Management Present

•  Annual Review of Board Composition and Succession Planning

•  One Vote per Share of Common Stock

•  Regular Stockholder Engagement

•  Proxy Access (3%, 3 years, 25% of Board)

•  Code of Conduct

•  Corporate Governance Guidelines

•  Disclosure Committee for Financial Reporting

•  Stock Ownership Requirements for Directors and Executives

•  Stockholders’ Right to Act by Written Consent

•  Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions

•  Claw Back Provisions

•  Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control

•  Stockholder Ability to Call Special Meetings (25% Ownership Threshold)

•  Annual Enterprise Risk Assessment

•  Review and Approval Policy for Related Party Transactions

•  Independent Compensation Consultant

•  Annual Review of CEO Performance, Overseen by our Lead Independent Director

•  Onboarding Program for New Directors

•  Continuing Education Programs for Directors

•  No Stockholder Rights Plans

•  Annual Advisory Vote on Executive Compensation

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Related Party Transactions, Director Independence and Code of Conduct

For fiscal year 2018, there were:

•	NO related party transactions
•	NO transactions that affected our Directors’ independence
•	NO violations or waivers of our Code of Conduct with respect to our Directors or executive officers

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Corporate Governance

General

Our Board is committed to strong corporate governance practices and dedicated to ensuring that American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board and its three standing committees— Audit; Compensation; and Nominating and Corporate Governance (Nominating)—meet throughout the year and engage in meaningful discussions with management to ensure that the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.

To promote full compliance with all applicable corporate governance standards and remain aligned with best practices, the Board has adopted corporate governance principles and procedures, which it reviews and amends as necessary. We also continuously review guidance and interpretations provided by the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). Furthermore, we engage in meaningful discussions with our stockholders regarding governance issues and potential improvements.

You can access the charters for each of our current committees, our Corporate Governance Guidelines, and Amended and Restated By-Laws (By-Laws) in the “Investor Relations” section of our website, www.americantower.com, and our Code of Conduct in the “Corporate Responsibility – Ethics” section of our website. You may also request such documents to be mailed to you by writing to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations. Each committee charter, our Corporate Governance Guidelines and our Code of Conduct are reviewed annually.

Board of Directors

Our Board is committed to highly effective corporate governance that is responsive to stockholders, ensuring that the Company delivers on its strategic objectives.

BOARD LEADERSHIP STRUCTURE

The Board is led by our President and CEO, Mr. Taiclet, who assumed the role of Chairman of the Board in February 2004 and is the only management Director. Ms. Reeve is our independent Lead Director, a role she has held since May 2004 when appointed by the independent Directors. All Directors, other than the CEO, are independent and all members of the three standing committees are independent.

The Nominating Committee regularly reviews the current Board structure, including the roles of Chairman and CEO and the duties of the Lead Director. The Nominating Committee continues to believe that having a single Chairman and CEO with a strong independent Lead Director, complemented by an independent Board, has provided an appropriate balance and has contributed to our pursuit of sound corporate governance and Board effectiveness. We believe that having our CEO, the individual most familiar with our day-to-day operations, chair regular Board meetings ensures that key business issues and stockholder interests are brought to the attention of our Board in a timely manner. Mr. Taiclet’s dual role has been advantageous to the Company as he has demonstrated the leadership necessary to focus the Board’s time and attention on the most critical matters and facilitate constructive dialogue among Board members. His role also provides a unified vision for the Company and fosters effective strategic execution, allowing the Board to be responsive to industry trends and stakeholder interests with direct input from Mr. Taiclet. In addition, the Company’s growth and strong performance since Mr. Taiclet was appointed Chairman in 2004 demonstrates that this leadership structure has been effective. The Board recognizes that the combined Chairman and CEO role has worked well and that an introduction of a split board leadership structure would not be in the best interests of the Company (see the Board’s Statement in Opposition to Proposal 4 on page 74 for additional insight).

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board of Directors

Consistent with our Corporate Governance Guidelines, the Lead Director performs the following responsibilities to co-manage the Board effectively while providing independent oversight:

•	Assisting the Chairman and executive management on communications with Directors regarding strategic, business, financial and governance matters;

•	Assisting the Chairman in communicating with and assigning tasks to the other Board members;

•

After obtaining input from the other independent Directors, working with the Chairman to approve agendas, materials and schedules for upcoming Board meetings and reviewing meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•

Together with the Chairman of the Compensation Committee, preparing and conducting the annual performance review of the CEO, with input from each Director on the CEO’s performance and achievements during the year and from the Compensation Committee on proposed compensation matters; and

•	Serving as Chairperson of all Board meetings at which the Chairman is not present, including the Board’s executive sessions of independent Directors, which are held at least once per quarter.

Other duties include:

•	Engaging in consultation and direct communication with major stockholders, including responding to inquiries, as appropriate;

•	Assuring that a succession plan is in place for the CEO;

•	Meeting with the CEO frequently to discuss strategy and meeting regularly with senior management other than the CEO;

•	Serving as liaison for, and facilitating, a working relationship between the independent Directors and the CEO;

•	Soliciting direct feedback from independent Directors;

•	Calling meetings of the independent Directors at any time, as necessary;

•	Leading discussions regarding risk management;

•	Participating in the interview process for prospective Directors;

•	Ensuring timely and appropriate information flow to the Board; and

•	Performing such other duties as the Board may from time to time designate.

SELECTION OF DIRECTORS AND BOARD REFRESHMENT

In order to maintain sustained growth of the Company, it is important we continue to have a Board with the requisite competencies to provide sound stewardship to the Company. We are committed to ensuring that our Board is made up of Directors who bring a wealth of leadership experience, diverse viewpoints, knowledge and skills that benefit our Company and stockholders. The Nominating Committee reviews the characteristics, skills, background and experience of the Board as a whole and its individual members on an ongoing basis to assess those traits against the needs identified to benefit the Company, its management and its stockholders.

Our Board consists of Directors with a range of tenure, with our longer-serving Directors providing important institutional knowledge and experience and our newer Directors bringing fresh perspectives to deliberations. The Board, including the Nominating Committee, believes that periodic Board refreshment is necessary to optimize the Board’s effectiveness. As we expand our operations throughout the world, the Nominating Committee strives to maintain a Board with the knowledge and skills necessary to oversee a global company effectively.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board of Directors

Board Succession Planning

The Nominating Committee works with the Chairman and Lead Director to develop a Board succession plan that effectively promotes the Company’s long-term strategic objectives. The Nominating Committee continuously evaluates the Board’s composition in light of the Company’s strategy and regularly reviews the current tenure of the Board. The Nominating Committee selects Directors who will prove to be strategic assets capable of assessing and addressing risks, trends and opportunities for the Company in the future.

Process for Director Selection / Nomination

On a quarterly basis, the Nominating Committee reviews the size and composition of the Board using a rigorous matrix of identified skills, experience and other criteria relevant to a global, publicly traded company in the mobile telecommunications infrastructure industry. As described in our Corporate Governance Guidelines, the Nominating Committee assesses director candidates based on specific criteria as outlined under the section “Director Skills and Qualifications Criteria” on page 12 below. Although the Nominating Committee does not assign specific numeric weights to these skills in its assessments, any Director candidate is expected to possess substantive knowledge or experience in several of the areas specified in the criteria. In addition, our Board believes it is important to review its effectiveness and that of its standing committees on an annual basis and, accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. The feedback generated from this process assists the Board, and particularly the Nominating Committee, in determining the composition and skill set required for our Board to function effectively and oversee management’s implementation of the Company’s strategic goals and priorities.

In considering candidates for inclusion in the Board’s slate of recommended Director nominees, the Nominating Committee recommends individuals whom it believes can best enhance the success of the business and represent stockholder interests through the exercise of sound judgment in light of the full Board’s experience. The Nominating Committee considers diversity to be a key criterion in searching for new director candidates. To identify and evaluate Director candidates, the Nominating Committee requests recommendations from Board members and others, reviews and discusses biographical information and background material relating to potential candidates and, along with other Board members, interviews selected potential candidates. The Nominating Committee may then choose to present such candidates to the Board for consideration.

Upon selection of a candidate, the individual is interviewed by members of the Board and an analysis is prepared to further assess the suitability of the candidate to address the needs of the Board. If the candidate is selected for recommendation to the Board, a review of his or her independence and potential conflicts is conducted.

As a stockholder, you may recommend to the Nominating Committee an individual for consideration as a potential Director candidate. To do so, please submit the candidate’s name, together with appropriate biographical information and background materials, to: David E. Sharbutt, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. If the biographical and background material provided for a stockholder recommended candidate is appropriate, the Nominating Committee will evaluate the candidate by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Nominating Committee will review each candidate’s qualifications in light of the Board’s needs, given the current mix of Director attributes.

Stockholders proposing Director nominations must comply with the advance notice and specific information requirements in our By-Laws, which include, among other things, the disclosure of hedging, derivative interests and other material interests of the nominating stockholder and Director nominee. In addition, each Director nominee proposed by a stockholder must deliver, promptly following the stockholder meeting at which such nominee is elected or re-elected, a statement that he or she agrees to tender an irrevocable advance resignation in accordance with our Corporate Governance Guidelines.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board of Directors

DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA

As demonstrated in the Directors’ biographies beginning on page 64 and the “Board Diversity” section in the Proxy Statement Summary on page 7, the Nominating Committee focuses on diversity, including traditional diversity categories such as gender, race and national origin, as well as diversity in experience and skills. The Nominating Committee actively seeks out qualified women, persons of color and other individuals from minority groups to include in the pool from which new candidates are selected. The Nominating Committee incorporates this broad view of diversity into its nomination process and seeks to maintain a Board that is strong in its collective knowledge and has a diversity of skills, ability, perspectives and experience. The Nominating Committee evaluates each individual Director candidate in the context of the Board as a whole, based on the following criteria:

Director Skills/Qualifications	Relevance to American Tower
PRIOR EXPERIENCE IN A LEADERSHIP/ EXECUTIVE ROLE	Directors with leadership experience, especially in an executive role, strongly enhance the Board’s ability to manage risk and oversee operations.

OPERATIONAL AND MANAGEMENT EXPERIENCE

Individuals who possess managerial and day-to-day operational experience enhance the Board’s ability to understand the development, implementation and assessment of our operations and business strategy.

FINANCE/CAPITAL ALLOCATION EXPERIENCE	Directors with finance experience assist in evaluating our financial vision and capital allocation strategy.

FINANCIAL LITERACY	Directors with financial literacy allow effective oversight and understanding of financial reporting, financing transactions, complex acquisitions and internal controls.

HUMAN CAPITAL EXPERIENCE	Directors with human capital experience are valuable to help attract, motivate and retain top candidates for positions at the Company and implement effective succession planning.

WIRELESS INDUSTRY EXPERIENCE	Directors with experience in our industry have the knowledge needed to leverage business relationships, develop new business and provide operational insight.

REIT EXPERIENCE

Directors from the REIT space provide the Board insight as to optimizing the execution of effective business strategies with the REIT structure while understanding the qualifications to maintain REIT status and promote the Company’s position with REIT investors.

INTERNATIONAL EXPERIENCE	Given that we operate in 17 countries across five continents, international experience helps with understanding and anticipating opportunities and challenges worldwide.

PRIOR BOARD AND GOVERNANCE EXPERIENCE	Corporate governance experience supports our goals of strong Board and management accountability, transparency and protection of stockholder interests.

THOUGHT LEADERSHIP	Directors with experience in working with business and policy thought leaders help further our strategic vision to lead wireless connectivity around the globe.

GOVERNMENT AND PUBLIC POLICY	Directors with governmental and public policy experience help us understand and work with governments and regulatory agencies across our global footprint.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board of Directors

STOCKHOLDER OUTREACH

We believe that regular, transparent stockholder engagement is essential to American Tower’s long-term success. In 2018, we continued our practice of engaging with stockholders to understand their perspectives on corporate governance, executive compensation, sustainability and other matters. We made presentations at financial and industry conferences, met with financial analysts and investment firms, held in-person meetings with institutional stockholders and responded to inquiries from our stockholders. Through these discussions, we received valuable feedback from our stockholders, which, among other things, impacted our compensation design and corporate governance practices. For instance, in our compensation design, we received feedback from certain of our stockholders to assure that we were closely aligning the annual incentive bonus award payouts to clear, transparent goals for purposes of evaluating pay for performance. Accordingly, at the beginning of 2018, the Committee redesigned the annual incentive program for each of our executive officers, other than the CEO, so that 100% of the target award would be tied solely to achievement of pre-established Company financial goals. In addition, in response to investor feedback and internal drivers, we published our first sustainability report in 2018 to provide greater transparency in our environmental, social and governance initiatives. In 2017, we implemented proxy access, to give our stockholders a significant voice in director elections.

Proxy Access

Our By-Laws permit a group of up to 20 stockholders who have owned at least three percent (3%) of American Tower stock continuously for at least three (3) years the ability to submit Director nominees—up to twenty-five percent (25%) of the Board—for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

Holders of at least 3% of AMT stock held by up to 20 stockholders
Holding the stock continuously for at least 3 years
Can nominate up to 25% of the Board for election at an annual meeting of stockholders

BOARD MEETINGS

During fiscal year 2018, our Board held four regular meetings in person and two special meetings by telephone. Each current Director attended at least 75% of the aggregate number of meetings of our Board and the committees on which he or she served. All of our Directors attended our 2018 Annual Meeting of Stockholders. We encourage, but do not require, our Directors to attend each annual meeting of stockholders.

In determining whether to recommend a Director for re-election, the Nominating Committee also considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board and standing committees.

DIRECTOR ONBOARDING AND CONTINUING EDUCATION

To familiarize new Directors with American Tower’s business, strategies and policies, and to assist new Directors in developing Company and industry knowledge to optimize their service on the Board, we conduct a robust orientation program for new

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board of Directors

Directors, which includes, among other things, a presentation on our business and wireless infrastructure sector, each of our regional markets, our capital structure, board and committee responsibilities, corporate responsibility (including the American Tower Foundation), legal and risk management, corporate governance guidelines and policies and securities trading and reporting. Because we believe that our Directors should be continually educated regarding corporate governance processes and practices, our business and our industry, we periodically conduct Board education sessions, often using external experts. The Nominating Committee annually reviews that year’s Director training initiatives to determine programs for the upcoming year. Additionally, we encourage each independent Director to attend, annually and at the Company’s expense, at least one board education course offered by either an academic institution or a professional service organization.

DIRECTOR INDEPENDENCE

The NYSE rules effectively create a two-step process for determining whether a Director qualifies as “independent.” First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

As set forth in our Corporate Governance Guidelines, the Board has established guidelines to help it determine whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:

•

is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;

•

is an executive officer of another company that is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company at which he or she serves as an executive officer;

•

is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or

•

serves as an executive officer of any charitable organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.

In addition, ownership of a significant amount of our Common Stock, by itself, does not constitute a material relationship.

For relationships not covered by these guidelines, the other independent Directors will determine whether a material relationship exists, based upon the recommendation of the Nominating Committee. No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers. The Board has determined that, based on his or her compliance with the Board’s established guidelines, each of American Tower’s non-management Directors has no material relationship with us and is “independent” under Section 303A.02 of the NYSE listing standards. In making its assessment, the Board determined that each of Messrs. Hormats and Lara and Ms. Reed had no relationship with the Company, other than being a Director or stockholder. The Board also noted that Mr. Dolan currently serves as an advisor to the enterprise business at Verizon. While Mr. Dolan is not a director or executive officer of Verizon, he will recuse himself if transactions involving or relating to the Verizon enterprise business are discussed at Board meetings. With respect to Messrs. Macnab, Sharbutt and Thompson and Mses.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

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Board of Directors

Lieblein and Reeve, the Board determined that relationships that existed with the Company were immaterial. Specifically, the Board considered that each of Messrs. Macnab, Sharbutt and Thompson and Mses. Lieblein and Reeve served or currently serves as a director (or executive officer in the case of Mr. Macnab) of a company that does business with us, as follows: Mr. Macnab served as a director and executive officer of National Retail Properties, Inc. until April 2017; Mr. Sharbutt currently serves as a director of Flat Wireless, LLC; Mr. Thompson currently serves as a director of Spok Holdings, Inc.; Ms. Lieblein currently serves as a director of Southwest Airlines Co.; and Ms. Reeve currently serves as a director and chair of Frontier Communications Corporation. In each case, the Board determined that such service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company, each recuses himself or herself from any deliberations of the Board with respect to the applicable company and, in each case, payments made to or received from each applicable company were less than $1 million or two percent (2%) of both the Company’s or the applicable company’s revenue in fiscal year 2018.

BOARD COMMITTEES

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Only independent Directors serve on the standing committees.

      Audit Committee

Members: JoAnn A. Reed (Chair) Grace D. Lieblein Craig Macnab Meetings in 2018: 8

Key Responsibilities:

•   Oversees management’s financial reporting processes.

•   Meets with our independent registered public accounting firm, outside the presence of management, to discuss our financial reporting, including internal accounting controls and policies and procedures.

•   Approves all fees related to audit and non-audit services provided by the independent public accounting firm.

•   Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.

•   Oversees our systems of internal accounting and financial controls.

•   Reviews the global internal audit plan, including the annual fraud risk assessment.

•   Reviews the annual independent audit of our financial statements.

•   Reviews our financial disclosures.

•   Reviews and implements our Code of Conduct in conjunction with oversight by the Ethics Committee.

•   Oversees the establishment and implementation of “whistle-blowing” procedures.

•   Oversees risk, litigation, cybersecurity and other compliance matters.

Each member of the Audit Committee is an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under NYSE rules. In addition, each member is “independent” under the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). No Audit Committee member serves on the audit committee of more than two other public companies.

The Audit Committee’s meetings in 2018 were designed to facilitate and encourage communication among the members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP. Prior to each earnings release, the Audit Committee met with management and our auditors to review the financial results.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

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Board of Directors

      Compensation Committee

Members: Samme L. Thompson (Chair) Gustavo Lara Cantu Raymond P. Dolan Craig Macnab Meetings in 2018: 6

Key Responsibilities:

•   Leads the Board in establishing compensation policies for our executive officers and the Board, including approving employment agreements or arrangements with executive officers.

•   Reviews and approves individual and overall corporate goals and objectives related to executive compensation; evaluates executive performance in light of those goals and objectives; and determines executive compensation levels based on this evaluation, including as it relates to our CEO.

•   Regularly assesses our compensation plans to determine whether any elements create an inappropriate level of risk.

•   Administers our equity incentive plans, approving any proposed amendments or modifications.

•   Reviews our compensation programs.

•   Oversees our stock ownership guidelines.

•   Regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly.

•   Reviews Compensation Committee reports for inclusion in appropriate regulatory filings.

For more information on the Compensation Committee’s role and our processes and procedures for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 27.

      Nominating and Corporate Governance Committee

Members David E. Sharbutt (Chair) Robert D. Hormats Pamela D.A. Reeve Meetings in 2018: 4

Key Responsibilities:

•   Identifies and recommends individuals to serve on the Board and its committees.

•   Develops and makes recommendations with respect to our Corporate Governance Guidelines, including the appropriate size, composition and responsibilities of the Board and its committees.

•   Reviews corporate governance best practices and market trends.

•   Reviews and approves or ratifies any related party transactions.

•   Reviews any contemplated outside directorships of current Board members.

•   Establishes performance criteria for the annual evaluation of the Board and its committees, and oversees the annual self-evaluation by Board members.

•   Responds to stockholder requests and inquiries.

•   Reviews and recommends Director training initiatives, and reviews Director onboarding program.

•   Oversees the sustainability reports.

•   Advises the Board with respect to Board committee charters, composition and protocol, including the current Board structure.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

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Board of Directors

ANNUAL EVALUATION

To identify areas that are effective and areas for improvement, our Board, with oversight by the Nominating Committee, conducts annual evaluations of its performance and that of each of its three standing committees. The Board recognizes that a robust and constructive evaluation process is essential to good governance and effectiveness. The table below summarizes the process followed in 2018. We expect to conduct a similar Board and committee self-evaluation process in 2019.

Identification of Third-Party Consultant: Information Gathering

The Nominating Committee hired an independent consultant to conduct the Director self-evaluation process. The consultant used a variety of evaluation formats, including:

•   interviews and discussion sessions with each committee’s members, individual Directors, the full Board and members of senior management who interact with the Board;

•   surveys of each Board member to facilitate an objective, independent assessment of the effectiveness of the Board and applicable committees; and

•   meetings of the Board and each committee to assess the Board and committee performance firsthand.

This process was intended to encourage candid feedback from Directors regarding the actions of the Board and the standing committees. Information gathered included Board and committee effectiveness and performance, agenda topics, materials, skills, leadership and strategy. Board members were also invited to discuss the performance of the Lead Director.

Review and Assessment: Report to Nominating Committee and Board

The independent consultant:

•   aggregated the results of its observations, interviews, feedback and surveys regarding Director performance, Board dynamics and effectiveness of the Board and the committees; and

•   presented the findings to our Nominating Committee and full Board.

The data identified any themes or issues that had emerged and included suggestions for areas of improvements for each committee and the Board and an action plan for implementation of the changes suggested. The full Board reviewed the results of the consultant’s assessment and each committee reviewed its results.

Action by the Nominating Committee

The Nominating Committee:

•   used these results to review and assess the Board’s and each committee’s composition and required skill sets, responsibilities, structure, processes and effectiveness; and

•   assessed the responsive actions to be taken to address areas of improvement in the performance of the Board and each of the committees.

This included succession planning and an assessment as to the need for specific skills, experience, and perspectives which would benefit the Board in the future. The findings were compared against the strategic objectives of the Company and the skills matrix in order to address future needs of the business.

DIRECTOR COMPENSATION

As of December 31, 2018, our standard compensatory arrangement with our non-management Directors included the following:

•	annual retainer of $85,000;

•	annual payment of $10,000 for each committee on which a Director serves (except that members of the Audit Committee receive $15,000);

•	annual payment of $10,000 to the Chairperson of the Nominating Committee and $15,000 to the Chairpersons of the Audit and Compensation Committees; and

•	annual payment of $30,000 to the Lead Director of the Board.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Board of Directors

On March 12, 2018, based on their performance in the prior year and expected future contributions to the Company, we granted each of the non-management Directors 1,241 RSUs, which will fully vest and settle in shares of Common Stock on the one-year anniversary of the grant.

The following table provides information regarding the compensation of each non-management Director who served on our Board during the year ended December 31, 2018. Information regarding the compensation of Mr. Taiclet may be found under “Executive Compensation” beginning on page 52.

DIRECTOR COMPENSATION FOR 2018

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Total($) (h)

Raymond P. Dolan	$ 95,000	$180,044	$275,044

Robert D. Hormats	$ 95,000	$180,044	$275,044

Gustavo Lara Cantu	$ 95,000	$180,044	$275,044

Grace D. Lieblein	$100,000	$180,044	$280,044

Craig Macnab	$105,000	$180,044	$285,044

JoAnn A. Reed	$115,000	$180,044	$295,044

Pamela D.A. Reeve	$125,000	$180,044	$305,044

David E. Sharbutt	$112,500	$180,044	$292,544

Samme L. Thompson	$110,000	$180,044	$290,044

(1)

The amount in column (c) reflects the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2018. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU awards by $145.08, the closing market price of shares of our Common Stock on the grant date, March 12, 2018.

(2)

No stock option awards were granted during the fiscal year ended December 31, 2018. As of December 31, 2018, each non-management Director who served on our Board during 2018 held the following shares of Common Stock underlying the RSU awards and outstanding options to purchase Common Stock. As of December 31, 2018, all of the following options were fully vested and exercisable.

Name	Number of Unvested Shares Underlying Restricted Stock Unit Award (#)	Market Value of Unvested Shares Underlying Unvested Restricted Stock Units ($)(i)	RSU Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date

Raymond P. Dolan				3,653	$50.78	3/10/2011

				3,590	$62.00	3/12/2012

				3,239	$76.90	3/11/2013

				5,054	$81.18	3/10/2014

				4,971	$94.57	3/10/2015

	1,241	$196,314	3/12/2018
Robert D. Hormats	1,241	$196,314	3/12/2018	—	—	—
Gustavo Lara Cantu	1,241	$196,314	3/12/2018	—	—	—
Grace D. Lieblein	1,241	$196,314	3/12/2018	—	—	—
Craig Macnab				5,953	$94.57	3/10/2015

	1,241	$196,314	3/12/2018

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Risk Oversight

Name	Number of Unvested Shares Underlying Restricted Stock Unit Award (#)	Market Value of Unvested Shares Underlying Unvested Restricted Stock Units ($)(i)	RSU Grant Date	Number of Securities Underlying Outstanding Options (#)	Option Exercise Price ($)	Option Grant Date

JoAnn A. Reed				7,152	$28.39	3/10/2009

				4,167	$43.11	3/10/2010

				3,653	$50.78	3/10/2011

				3,590	$62.00	3/12/2012

				3,239	$76.90	3/11/2013

				5,054	$81.18	3/10/2014

				4,971	$94.57	3/10/2015

	1,241	$196,314	3/12/2018

Pamela D.A. Reeve				4,167	$43.11	3/10/2010

				3,653	$50.78	3/10/2011

				3,590	$62.00	3/12/2012

				3,239	$76.90	3/11/2013

				5,054	$81.18	3/10/2014

				4,971	$94.57	3/10/2015

	1,241	$196,314	3/12/2018

David E. Sharbutt				3,239	$76.90	3/11/2013

				5,054	$81.18	3/10/2014

				4,971	$94.57	3/10/2015

	1,241	$196,314	3/12/2018

Samme L. Thompson				3,652	$28.39	3/10/2009

				4,167	$43.11	3/10/2010

				3,653	$50.78	3/10/2011

				3,590	$62.00	3/12/2012

				3,239	$76.90	3/11/2013

				5,054	$81.18	3/10/2014

				4,971	$94.57	3/10/2015

	1,241	$196,314	3/12/2018
(i)

The value of the unvested shares of Common Stock underlying the RSU award was calculated by multiplying the number of unvested shares of Common Stock by $158.19, the closing market price of shares of our Common Stock on December 31, 2018.

Risk Oversight

The Board oversees the management of the Company’s risk exposure through the following framework:

•

Each year, management conducts a comprehensive enterprise risk assessment that identifies the most significant existing and emerging risks to the successful achievement of the Company’s strategic and operational goals, along with the procedures and initiatives in place to address those risks. The results of each year’s assessment are then presented to the full Board for discussion, thereby enabling the Board to successfully oversee the Company’s risk management activities.

•

In addition, at each quarterly Board meeting, management provides updated information concerning the strategic, operational and emerging risks to the Company’s ability to achieve its business goals and initiatives, for each geographic area and functional group, along with updates to the mitigation activities under way to address the risks.

•

The Lead Director regularly discusses management’s assessment of its risks in executive sessions with the other independent Directors and determines whether further review or action by the full Board or a particular committee would be appropriate.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Responsibility at American Tower

The Board is responsible for understanding the Company’s most significant risks and ensuring that management responds appropriately with risk-informed strategic decisions. The Board monitors risk exposure to ensure that it is in line with the Company’s overall tolerance for, and ability to manage, risk.

Our standing committees, which are made up solely of independent Directors, most of whom have extensive experience in providing strategic and advisory guidance and assessments to other public companies, assist the Board in evaluating the specific risks the Company faces in the areas of finance, compensation and governance, as outlined below, as well as our policies for risk management and assessment. At each regularly scheduled Board meeting, each committee’s Chairperson reports on, among other things, any identified risks associated with that committee’s principal areas of focus.

The Audit Committee:

•	Has primary responsibility for reviewing financial risk for the Company.

•

Considers audit, accounting, financial reporting and compliance risk, including material litigation instituted against the Company, cybersecurity issues and reviews the resolution of issues raised through our Ethics Committee process.

•

Holds, at each regularly scheduled meeting, separate executive sessions to identify and assess audit, accounting, financial reporting, compliance and legal risks and oversee the methodologies that management implements to address those risks. These executive sessions often include representatives from our independent registered public accounting firm, as well as from our internal audit, finance and legal departments.

The Compensation Committee:

•	Reviews and balances risk in our compensation practices, programs and policies.

•

Regularly assesses, with its independent compensation consultant and management, the Company’s compensation programs to determine if any elements of these plans create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.

The Nominating Committee:

•	Oversees risks associated with Board and Committee composition, including the current Directors’ skill sets and the Company’s anticipated future needs.

•	Oversees risks associated with the Company’s corporate governance structure and related party transactions.

The Board’s role in risk oversight complements our leadership structure, with senior management responsible for assessing, managing and mitigating our risk exposure and the Board and its committees overseeing those efforts. We believe that this is an effective approach to addressing the risks we face and supports our current Board leadership structure. It allows our independent Directors to evaluate our risks and our risk management and assessment policies through fully independent Board committees, with ultimate oversight by the full Board as led by our Chairman/CEO and our independent Lead Director.

Corporate Responsibility at American Tower

In 2018, we published our first standalone sustainability report which summarized our key accomplishments in the areas of environmental, social and governance practices across our markets. We focus on promoting the highest standards of environmental performance, social responsibility, corporate governance and ethical behavior across our global operations, while maintaining our strong commitment to supporting the communities in which we operate. Through our establishment of the American Tower Foundation, we seek to enhance long-standing relationships with many local organizations in our served markets to improve education and technology opportunities, while also building new relationships with groups interested in using technology to address educational needs.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Executive Succession Planning

Our corporate responsibility program consists of five core pillars: ethics, people, environment, philanthropy and performance. We believe in doing business ethically, hiring good people and positioning them for professional success, being respectful of our environment and supporting the communities where we live and work. At the same time, we continue to manage our business to achieve the best possible performance without compromising these corporate responsibility goals. This approach has enabled us to understand how risks and opportunities in innovation and thought leadership, as well as environmental, social and governance matters, can impact our profitability and, more importantly, our communities. Our commitment to corporate responsibility is unwavering and plays a critical role in our business strategy.

Cybersecurity

We are committed to properly addressing the growing threat of cybersecurity we face in today’s global business environment. The Audit Committee is responsible for overseeing the Company’s cybersecurity risks and controls. The Board believes that a strong cyber strategy is vital to protect our business, tenants and assets. A dedicated team of technology professionals work throughout the year to monitor all matters of risk relating to cybersecurity. In addition to ensuring that adequate safeguards are in place to minimize the chance of a successful cyber attack, this team has established robust response procedures to effectively address any cyber threat that may occur despite these safeguards. The response procedures are designed to identify, analyze, contain and remediate such cyber incidents in an expeditious manner. Employees are provided with compulsory training that enables them to detect and report malware, ransomware and other malicious software or social engineering attempts that may compromise the Company’s information technology systems. Employees are also required to complete compulsory training on data privacy. As the cyber landscape evolves, both in our technology systems and in the broader context of the internet and expanding connectivity, management continually updates its cybersecurity approach to safeguard the Company’s sensitive information and assets.

The Audit Committee periodically evaluates our cyber strategy to ensure its effectiveness and, if appropriate, includes a review from third-party experts.

Stock Ownership Guidelines

To further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, our Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the CEO is six (6) times his or her annual base salary and for each of the other executive officers is three (3) times his or her annual base salary. The guideline for each non-management Director is five (5) times the annual cash retainer. Each executive officer and non-management Director has five years from the date of hire/appointment to reach his or her ownership target. Additionally, each executive officer is required to retain at least 50% of shares net of tax obligations until he or she meets the ownership requirements.

To determine compliance with these guidelines, we count actual shares, unvested time-based RSUs, in-the-money value of vested options and unvested PSUs (at target). The Compensation Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions at its discretion. As of March 27, 2019, each executive officer and Director was in compliance with the guidelines and, except for Ms. Lieblein, who joined the Board in June 2017, each exceeded his or her applicable stock ownership requirement.

Executive Succession Planning

The Board recognizes that succession planning is a key component of our continued success. Pursuant to our Corporate Governance Guidelines, on an annual basis, the Board, in its executive sessions, considers and reviews succession candidates for the CEO and

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

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Approval of Related Party Transactions

other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of our current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.

In 2018, as part of the Board’s succession planning, two internal candidates, Steve Vondran and Olivier Puech were promoted to Executive Vice President and President, U.S. Tower Division, and Executive Vice President and President, Latin American and EMEA, respectively, as a result of management retirements.

Communications from Stockholders and Other Interested Parties

The Board gives attention to written communications submitted by stockholders and other interested parties and will respond if and as appropriate. The Board has designated the Nominating Committee to consider, and determine responses to, communications from stockholders and other interested parties. If you wish to send communications on any topic to the Board and its non-management Directors, address your communications to: David E. Sharbutt, Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the proxy access provisions or the advance notice and related provisions in our By-Laws, as applicable.

Under most circumstances, the Chairperson of the Nominating Committee is, with the assistance of our General Counsel, primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other Directors as he or she considers appropriate. Communications that relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating Committee considers to be important for the Directors to consider will be forwarded to all Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than are communications relating to ordinary business affairs or matters that are personal or otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.

Approval of Related Party Transactions

Our Corporate Governance Guidelines include a policy for the review and approval of all transactions involving the Company and related parties. Under the policy, “related parties” means our executive officers, Directors and stockholders owning more than five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control. The policy does not cover any transaction that is available to employees or Directors generally or any transaction involving less than $120,000.

Under the policy, management must present to the Nominating Committee the proposed terms of any related party transaction that it wishes to enter into, including the value of the proposed transaction. After reviewing the transaction, the Nominating Committee will approve or disapprove it, and management must continue to update the Nominating Committee of any material change to any approved transaction. If management enters into a related party transaction before the Nominating Committee approves it, the Nominating Committee must ratify the transaction or management must make all reasonable efforts to cancel or annul the transaction.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information known to us as of March 27, 2019, regarding shares of Common Stock beneficially owned as of such date by:

•	each member of our Board;

•	each executive officer named in the Summary Compensation Table, which can be found on page 52 in this Proxy Statement;

•	all Directors and executive officers as a group; and

•	each person known to beneficially own more than 5% of our outstanding Common Stock.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity had the right to acquire within 60 days of March 27, 2019. Accordingly, the numbers of shares shown below include shares underlying stock options and RSUs that are vested or are expected to vest prior to May 26, 2019, which we collectively refer to below as “presently vested equity.” All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 27, 2019. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
Directors and Named Executive Officers

James D. Taiclet(1)	1,419,809	*

Thomas A. Bartlett(2)	146,575	*

Edmund DiSanto(3)	498,648	*

Raymond P. Dolan(4)	27,263	*

William H. Hess(5)	284,570	*

Robert D. Hormats	5,097	*

Gustavo Lara Cantu	9,219	*

Grace D. Lieblein	1,241	*

Craig Macnab(6)	13,368	*

Steven C. Marshall(7)	433,997	*

JoAnn A. Reed(8)	66,042	*

Pamela D.A. Reeve(9)	38,673	*

David E. Sharbutt(10)	16,223	*

Amit Sharma(11)	585,993	*

Samme L. Thompson(12)	43,299	*

All Directors and executive officers as a group (17 persons)(13)	3,297,714	*

Five-Percent Stockholders
The Vanguard Group(14)
100 Vanguard Blvd., Malvern, PA 19355	56,220,489	12.72%

BlackRock, Inc.(15)
55 East 52nd Street, New York, NY 10055	29,727,193	6.73%

Wellington Management Group LLP(16)
280 Congress Street, Boston, MA 02210	29,181,673	6.60%
*	Less than 1%

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Security Ownership of Certain Beneficial Owners and Management

(1)	Includes 355,448 shares of Common Stock beneficially owned by Mr. Taiclet and presently vested equity with respect to an aggregate of 1,064,361 shares of Common Stock.

(2)	Includes 116,174 shares of Common Stock beneficially owned by Mr. Bartlett and presently vested equity with respect to an aggregate of 30,401 shares of Common Stock.

(3)	Includes 148,957 shares of Common Stock beneficially owned by Mr. DiSanto and presently vested equity with respect to an aggregate of 349,691 shares of Common Stock.

(4)	Includes 13,999 shares of Common Stock beneficially owned by Mr. Dolan and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.

(5)	Includes 55,149 shares of Common Stock beneficially owned by Mr. Hess and presently vested equity with respect to an aggregate of 229,421 shares of Common Stock.

(6)	Includes 7,415 shares of Common Stock beneficially owned by Mr. Macnab and presently vested equity with respect to an aggregate of 5,953 shares of Common Stock.

(7)

Mr. Marshall retired from his position effective October 31, 2018. The number of shares is based on information disclosed in a Form 4 filed by Mr. Marshall on November 1, 2018 and is adjusted for the accelerated vesting of 30,401 stock options and 32,596 RSUs pursuant to the terms of the applicable award agreements. The amount also includes 46,500 shares received upon vesting of PSUs on March 10, 2019.

(8)	Includes 45,535 shares of Common Stock beneficially owned by Ms. Reed and presently vested equity with respect to an aggregate of 20,507 shares of Common Stock.

(9)	Includes 13,999 shares of Common Stock beneficially owned by Ms. Reeve and presently vested equity with respect to an aggregate of 24,674 shares of Common Stock.

(10)	Includes 2,959 shares of Common Stock beneficially owned by Mr. Sharbutt and presently vested equity with respect to an aggregate of 13,264 shares of Common Stock.

(11)	Includes 163,410 shares of Common Stock beneficially owned by Mr. Sharma and presently vested equity with respect to an aggregate of 422,583 shares of Common Stock.

(12)	Includes 18,625 shares of Common Stock beneficially owned by Mr. Thompson and presently vested equity with respect to an aggregate of 24,674 shares of Common Stock.

(13)

Includes presently vested equity with respect to an aggregate of 2,312,576 shares of Common Stock. Mr. Marshall retired from his position effective October 31, 2018 and, accordingly, is not included in this group.

(14)

Based on a Schedule 13G/A filed on February 11, 2019, The Vanguard Group had sole voting power over 623,632 shares of Common Stock, shared voting power over 214,686 shares of Common Stock, sole dispositive power over 55,479,367 shares of Common Stock, shared dispositive power over 741,122 shares of Common Stock and beneficial ownership of 56,220,489 shares of Common Stock.

(15)

Based on a Schedule 13G/A filed on March 18, 2019, BlackRock, Inc. had sole voting power over 26,284,373 shares of Common Stock and sole dispositive power over 29,727,193 shares of Common Stock and beneficial ownership of 29,727,193 shares of Common Stock.

(16)

Based on a Schedule 13G/A filed on February 12, 2019, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power over 11,894,167 shares of Common Stock and shared dispositive power over 29,181,673 shares of Common Stock and beneficial ownership of 29,181,673 shares of Common Stock. Wellington Management Company LLP had shared voting power over 10,085,930 shares of Common Stock and shared dispositive power over 25,912,603 shares of Common Stock and beneficial ownership of 25,912,603 shares of Common Stock. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Audit Committee Report

Audit Committee Report

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is also responsible for monitoring and reviewing these processes.

The Audit Committee reviewed the Company’s audited financial statements for fiscal year 2018 (ended December 31, 2018) and discussed with the Company’s management these financial statements, including the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the audited financial statements and the matters required by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). Deloitte & Touche LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte & Touche LLP its independence and has considered whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with, and its review of information provided by, management and Deloitte & Touche LLP, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

By the Audit Committee of the Board of Directors of American Tower Corporation.

AUDIT COMMITTEE

JoAnn A. Reed, Chairperson

Grace D. Lieblein

Craig Macnab

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

CORPORATE GOVERNANCE

Independent Auditor Fees and Other Matters

Independent Auditor Fees and Other Matters

The following table presents the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2018 and 2017 ($ in thousands):

	2018	2017

Audit Fees	$6,437	$6,188

Audit-Related Fees	2,275	2,040

Tax Fees	1,250	1,050

Total Fees	$9,962	$9,278

Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and consultations regarding the accounting, financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.

Audit-Related Fees. These include fees for valuation reviews and audit services performed in connection with our acquisitions, due diligence services and other services performed in connection with our financing activities. In 2018 and 2017, the valuation review and audit service fees included in the total audit-related fees were $1.0 million and $1.1 million, respectively.

Tax Fees. These include fees for consulting services related to potential acquisitions, tax planning, advice and assistance with international and other tax matters.

Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy requires that we do not engage our independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that we expect our independent registered public accounting firm to provide during the next 12 months. The Audit Committee may also authorize any Audit Committee member to approve any audit or non-audit services that our independent registered public accounting firm provides. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.

The Audit Committee approved all the services described above in accordance with its pre-approval policies and procedures.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Compensation and Other Information

Concerning Directors and Officers

Compensation Discussion And Analysis

In this section we summarize our philosophy and objectives regarding the compensation of our named executive officers (NEOs), including our policies on how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis in conjunction with our compensation tables beginning on page 52 and the report of the Compensation Committee of our Board on page 51 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation Committee.

Our NEOs for 2018 were:

•	James D. Taiclet, Chairman of the Board, President and Chief Executive Officer

•	Thomas A. Bartlett, Executive Vice President and Chief Financial Officer

•	Edmund DiSanto, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

•	William H. Hess, Executive Vice President and Chairman of Latin America and EMEA

•	Steven C. Marshall, former Executive Vice President and President, U.S. Tower Division

•	Amit Sharma, Executive Vice President and President, Asia

Mr. Marshall stepped down from his position as Executive Vice President and President, U.S. Tower Division, on August 1, 2018, and retired from the Company on October 31, 2018. Mr. Hess stepped down from his position as Executive Vice President, International Operations and President, Latin America and EMEA, effective October 1, 2018, and as part of his transition plan, is serving in the role of Executive Vice President and Chairman of Latin America and EMEA.

Mr. Sharma joined the Company in September 2007 and this is the first time that he has been included in the Company’s Proxy Statement.

For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the year ended December 31, 2018 (Form 10-K).

EXECUTIVE SUMMARY

Our Business

We are one of the largest global REITs and a leading independent owner, operator and developer of multitenant communications real estate. Our primary business is the leasing of space on communications sites to wireless service providers, radio and television broadcast companies, wireless data providers, government agencies and municipalities and tenants in a number of other industries. We also offer tower-related services in the United States, including site acquisition, zoning and permitting and structural analysis, which primarily support our site leasing business, including the addition of new tenants and equipment to our sites.

In 2018, our senior leadership team continued its focus on our key operational priorities: (i) increase the occupancy of our existing communications real estate portfolio to support global connectivity; (ii) invest in and selectively grow our communications real estate portfolio to meet our tenants’ needs; (iii) further improve upon our operational performance and efficiency, including through innovation; and (iv) maintain a strong balance sheet.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Business Highlights

We achieved strong financial performance and completed significant strategic initiatives in 2018. In addition, the Committee determined that each of our NEOs exceeded the goals and objectives set in early 2018. Compensation determinations were also influenced by our performance against external measures, including direct competitors, peer group companies and survey data.

Each of our four key operational priorities outlined above under “Our Business” directly correlates to the financial goals used by the Company to measure performance. Increased occupancy and growth of our real estate portfolio is measured by total property revenue. Improvement to our operational performance is demonstrated by Adjusted EBITDA(1) and Consolidated AFFO per Share(1). A strong balance sheet allows us to invest in growth opportunities that has resulted in our maintaining an attractive average ROIC(1) while achieving our goals as to property revenue growth. Certain financial goals are then used to create the incentive award plans for our executives.

(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

Financial Performance (2018 Versus 2017)(1)

We generated the following strong operating results for the fiscal year 2018 (all comparative information is presented against the prior-year period):

–	Total property revenue increased more than 11%, to $7.3 billion;

–	Net income increased more than 3%, to $1.3 billion;

–	Adjusted EBITDA(2) increased more than 14%, to $4.7 billion;

–	Consolidated AFFO increased 22%, to $3.5 billion;

–	Consolidated AFFO per Share(3) increased nearly 19%, to $7.99; and

–	ROIC(3) increased to more than 11%.

(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A. These results are inclusive of the positive impacts of the Company’s settlement with Tata.
(2)	Performance metric under the annual performance incentive program.
(3)	Performance metric under the PSU program.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

During 2018, we:

•	Increased our portfolio in India by adding nearly 20,000 communications sites acquired from Vodafone India and Idea Cellular.

•	Launched operations in Kenya through our acquisition of communications sites from TKL.

•	Acquired a portfolio of fiber assets and the right to use certain telecommunications poles in Brazil from Cia Energetica.

•	Improved operational performance across our portfolio, exceeding targeted returns and growth on core assets.

•

Maintained a strong balance sheet and implemented consistent financial policies, which effectively managed risk across our capital structure, in support of strategic growth initiatives and the retention of our investment grade credit rating.

Our Performance Relative to Our Peers

For 2018, our one-, three- and five-year total stockholder returns (TSR) exceeded that of our peer group and the S&P 500. Our ten-year compound annual return of 20% exceeded the S&P 500 and our peer group by 7% and 3%, respectively.

We have generated a total return for our investors, including share price appreciation and the reinvestment of dividends, of more than 500% since 2008, reflecting compound annual growth of about 20% as compared to 13% for the S&P 500 over the same period. This strong long term TSR performance supports the Committee’s belief that our executive compensation structure rewards the creation of long-term stockholder value.

Stockholder Value Creation and Balance Sheet Strength

Capital Returned to Common Stockholders (dividends and share repurchases)(1) $1.6B in 2018	Dividends (Increased) 20% compared to 2017	Total Compound Annual Stockholder Return (year end 2018)(2) 1-Year 3-Year 5-Year 13% 20% 17%

Available Liquidity $4.3B As of 12/31/18	A Leading S&P 500 Company $91B enterprise value as of 12/31/18	Compound Annual Consolidated AFFO per Share Growth since 2012(3) 17.3%

(1)	Includes the dividend paid in January 2019 to holders of record of our Common Stock as of the close of business on December 27, 2018.
(2)	Includes reinvestment of dividends.
(3)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A. These results are inclusive of the positive impacts of the Company’s settlement with Tata.

Changes to Executive Compensation Program in 2018

Short-Term Incentive Program

At the beginning of 2018, the Committee redesigned the short-term incentive program after review of peer market practices. Prior to that, the annual incentive bonus payout was 80% based on Company financial goals and 20% based on individual performance goals. The peer benchmarking review highlighted that the majority of the Company’s peers do not utilize individual or non- financial goals when determining annual incentive bonus award payouts. The Committee determined that the bonus payout should

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

correlate directly to measurable performance results, which would incorporate stockholders’ feedback regarding the need for clear, transparent goals to evaluate pay for performance alignment. In addition, the Committee noted that all executives would have the same goals and receive the same payout, which would provide alignment among the small, high-performing senior management team. However, the Committee felt strongly that the CEO should be evaluated and held accountable for meeting certain non-financial strategic goals, as his role was unique in the leadership and execution of the long-term strategic vision of the Company.

Accordingly, the Committee approved the following changes to the annual incentive program design for 2018:

•

100% of the target award for each of the NEOs, other than the CEO, is tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1); no payouts awarded for performance levels below threshold); and

•

The CEO’s target award is 80% tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA(1)) and 20% tied to achievement of pre-established individual performance goals; no payouts awarded for performance levels below threshold.

(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

Succession Planning and Long-Term Incentive Program

As part of our long-term compensation planning, the Committee worked with its compensation consultant to consider modifications to our executive retirement benefits and guidelines, particularly since our existing retirement benefits do not include a pension plan or other post-retirement benefits. Factors that influenced the Committee to design a retirement framework for current and future executive officers included:

•	the existing senior management team is long-tenured, possesses substantial technical and institutional knowledge and has a broad scope of responsibilities;

•	the successor candidates identified have depth of experience and highly sought-after skills in the industry;

•	involvement and support from the retiring senior leader is essential to a successful transition process, new talent onboarding and succession planning;

•

the PSU awards represent a significant portion of the mix of executive compensation, and under the existing framework, an executive officer would receive a pro rata number of shares based on actual performance in the event of a “Qualified Retirement”; and

•	retirement benefits ensure fair treatment of our senior management team, while being market competitive in terms of retention and external recruiting.

Accordingly, in July 2018, after reviewing market data with its compensation consultant, the Committee decided to revise the vesting terms of the PSU award agreements to provide for a full payout of PSUs earned based on Company performance in the event of a “Qualified Retirement” subject to certain conditions being met. The conditions include: (i) the executive officer must provide written notice of the intent to retire more than six months after the date of grant; (ii) the executive officer must enter into a transition plan agreed to by the CEO and approved by the Committee; and (iii) the transition plan must be successfully completed, as determined by the CEO and the Committee.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Our Compensation Approach in Brief

We strongly adhere to a pay for performance philosophy. We seek to reward our executive officers for their leadership roles in meeting key near-term goals and objectives, while also positioning the Company to generate attractive long-term returns for our stockholders. We expect above-average performance from our executive officers and manage our business with a small senior management team in which each executive has a substantially broader scope of responsibilities than is typically found in the market. In fact, we manage our business with a smaller senior management team than is typically found in companies of our size, industry and complexity. Our objective is to recruit and retain the caliber of executive officers necessary to deliver sustained and attractive total returns to our stockholders, while managing comparatively greater individual responsibilities.

We place great emphasis on equity awards in our overall compensation, and our annual performance incentive awards are performance-driven and based on achievement of Company goals and objectives established at the beginning of the year. Equity awards focus on longer-term operating and stock performance objectives, stockholder value appreciation and retention.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Summary of Executive Compensation Program

The following is a summary of the components of our 2018 compensation program and how they help us achieve our compensation objectives.

ANNUAL BASE SALARY

•	Provides competitive level of compensation to attract and retain highly-qualified executive talent

•	Rewards sustained performance over time and is intended to provide a degree of financial stability to the executive

ANNUAL PERFORMANCE INCENTIVE PROGRAM

•	Provides at-risk, variable cash pay opportunity for performance over one year

•	Annual incentive targets are designed to motivate our executives to achieve or exceed annual goals within appropriate risk parameters

LONG-TERM INCENTIVE PLAN

•	Provides at-risk, variable, equity-based pay opportunity for sustained operating performance measured over three years

•	Long-term retention tool that provides both time-vested and performance-based restricted stock units

•	Focuses executives on the creation of long-term stockholder value

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Executive Pay Mix for 2018

As illustrated in the charts below, the vast majority of the targeted mix of compensation for our CEO and other NEOs for 2018 consisted of variable pay elements (i.e., all compensation other than base salary). This directly ties executive pay to Company performance, including financial results, strategic initiatives and stock performance. In addition, the Committee believes that a significant percentage of each executive’s target compensation package should consist of equity-based compensation, as this allocation properly aligns with our compensation philosophy of appropriately balancing risk and motivating our executive officers to achieve Company performance objectives in the short term and to grow the business to create value for our stockholders in the long term.

CHIEF EXECUTIVE OFFICER TARGET COMPENSATION	AVERAGE OF OTHER NEOS TARGET COMPENSATION

Investor Outreach

Stockholder engagement is an integral component of our compensation decision-making process, and members of our Board and management routinely interact with our investors. Through these interactions, we receive valuable feedback on our compensation program and corporate governance initiatives. For instance, we received feedback from certain of our stockholders to more closely align the annual incentive bonus award payouts to clear, transparent goals for purposes of evaluating pay for performance. Accordingly, at the beginning of 2018, the Committee redesigned the annual incentive program for each of our executive officers, other than the CEO, so that 100% of the target award would be tied solely to achievement of pre-established Company financial goals.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Examples of the feedback we heard from our investors over the last few years, and how that feedback impacted compensation design include:

WHAT WE HEARD	HOW WE RESPONDED
Pay for performance

Reduced emphasis on individual performance and decreased threshold payout level in annual incentive program. 100% of our NEOs’ annual incentive compensation, other than the CEO, is tied to the performance of Company financial goals.

Align compensation to long-term stockholder value

Increased weighting of performance-based equity awards, included two performance metrics (ROIC and Consolidated AFFO per Share(1) growth), incorporated a three-year performance period in our PSU program, and eliminated stock options.

Improve communication and transparency	Focused on improving our disclosure, including use of graphics to improve communications.

Align executive interests with stockholders’ interests	Implemented stock ownership guidelines for all executive officers, including increasing the holding requirement for our CEO.
(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

CONSIDERATION OF MOST RECENT “SAY ON PAY” VOTE

Each year, the Committee considers the outcome of the advisory vote on our executive compensation program. Stockholders continued to show strong support of our executive compensation program, with over 96% of the votes cast for the approval of the “say-on-pay” proposal at our 2018 annual meeting of stockholders.

We regularly review our compensation program to ensure that we remain a leader in executive compensation best practices and continue to incorporate stockholder feedback. We will continue with regular stockholder engagement activities to understand perspectives firsthand.

Proposal 3 (page 71) gives our stockholders the opportunity to cast an advisory vote on our executive compensation program as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote as it did in 2018 and take those results into account when making future determinations concerning the executive compensation program and policies.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Key features to align executive pay with stockholder interests. We supplement our pay for performance program with a number of compensation policies intended to align the interests of management with those of our stockholders.

AT AMERICAN TOWER WE...	AT AMERICAN TOWER WE DO NOT...

  Tie a high ratio of our executives’ pay to performance.

As described above, 92% and 88% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation, as of December 31, 2018.

  Weight incentives toward quantitative metrics.

Our annual performance incentive program is based solely on quantitative metrics relating to pre-established Company financial goals for all our executive officers except the CEO, for whom the program is heavily weighted in favor of quantitative metrics (80%).

  Require significant stock ownership.

We maintain aggressive guidelines to reinforce the importance of stock ownership. This is intended to align the interests of our executive officers and Directors with those of our stockholders and to focus our senior management team on our long-term success.

  Subject incentive compensation to claw back provisions.

The terms of our annual performance incentive awards and long-term, equity-based awards allow American Tower in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized upon disposition of such shares.

  Provide a consistent level of severance.

We maintain a competitive and responsible severance program to provide a consistent approach to executive severance and to provide eligible employees with certainty and security. Under this program, severance benefits are available only upon a “Qualifying Termination.”

  Use an independent compensation consultant.

The Committee has engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. Meridian has no other ties to American Tower or its management and meets stringent selection criteria.

  Engage directly with our stockholders.

We maintain direct and open communication with our stockholders throughout the year, conduct active stockholder engagement initiatives and respond to all inquiries in a timely manner.

   DO NOT permit hedging or pledging of American Tower securities.

Our Anti-Insider Trading Policy and Code of Conduct prohibit short sales and hedging transactions, as well as pledging of our securities. In addition, our policies impose limits as to when and how our employees, including our executive officers and Directors, can engage in transactions in our securities.

   DO NOT encourage excessive or inappropriate risk-taking through our compensation program.

The Committee, together with its independent compensation consultant and management, conducts an annual risk review of American Tower’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and reviews management’s mitigation activities with respect to any potential risks.

   DO NOT provide golden parachute tax gross-ups.

We do not provide excise tax gross-ups to our NEOs.

   DO NOT reprice stock options or repurchase underwater stock options.

Our equity incentive plan prohibits, without stockholder approval, (i) the amendment of any outstanding stock option to reduce its exercise price or replace it with a new award exercisable for our Common Stock at a lower exercise price; and (ii) the purchase of an underwater stock option for cash.

   DO NOT provide excessive perquisites.

We do not provide excessive perquisites to our executive officers, nor do we offer them any deferred compensation plans, supplemental executive retirement plans or loans of any kind.

   DO NOT provide single trigger acceleration of equity.

Our severance program provides acceleration of equity only upon a “double trigger,” meaning that executives are only entitled to acceleration in the event of a “Qualifying Termination” within 14 days before, or two years following a “Change of Control.”

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Overview of Our Compensation Program

PHILOSOPHY

Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our program is designed to:

•	attract and retain top talent;

•	motivate and engage our executive officers; and

•	drive sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.

Peer Group Review. The Committee believes it is important to understand the relevant market for executive talent to ensure that the executive compensation program supports the attraction and retention of highly qualified leaders. The Committee assesses market conditions annually through a review of peer group compensation data compiled by the Committee’s independent compensation consultant. Due to the unique nature of our business, including its global scope and growth, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, which include the following:

•	The scope of our business spans two major sectors—wireless communications and real estate—as a result there are very few companies directly comparable to us;

•	We have large international operations located in a number of distinctive markets;

•	We manage our business with a smaller senior management team than is typically found in the technology, wireless communications or real estate industries; and

•	We operate and are classified as an infrastructure REIT and are one of very few global technology REITs.

As a result of the annual peer group review in late 2017, which was used to set compensation for 2018, the compensation benchmarking peer group was modified to better reflect the current business in terms of size, business complexity and industry comparisons. Accordingly, the Committee determined to remove two peers (SBA Communications Corporation and Yahoo! Inc.) and add four new peers (Broadcom Inc., Fidelity National Financial, Harris Corporation and Welltower Inc.) to the benchmarking peer group for 2018. The peer group consists of companies in the wireless communications site leasing industry, other REITs, companies with comparable revenues, firms with similar business models and companies from which we would consider recruiting talent. The Committee believes this grouping provides a meaningful perspective of current pay practices and levels as well as overall compensation trends. The peer group used for developing 2018 pay decisions consisted of the following companies:

•	Adobe Systems Incorporated

•	Broadcom Inc.

•	Fidelity National Financial

•	Juniper Networks, Inc.

•	Public Storage

•	Simon Property Group, Inc.

•	Welltower Inc.
•	Alliance Data Systems Corporation

•	Crown Castle International Corp.

•	Harris Corporation

•	MasterCard Incorporated

•	Rockwell Collins, Inc.

•	Ventas, Inc.
•	Boston Properties, Inc.

•	Equinix, Inc.

•	Intuit Inc.

•	Motorola Solutions, Inc.

•	Salesforce.com, Inc.

•	Vornado Realty Trust

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Compensation Discussion and Analysis

American Tower Positioning Relative to its Peers(1)

(1)	Reflects amounts for fiscal year ended as of December 31, 2018.

Source: S&P Capital IQ

While our total revenues are substantially similar to the peer group median, our market capitalization is significantly higher, which is attributable to the growth of the business creating value for our stockholders in the long term.

Benchmarking Analyses. In addition to data from the peer group, the Committee reviews industry survey data published by third parties as a general indicator of relevant market conditions and pay practices. The Committee reviews market data at the 25th, 50th and 75th percentiles from a REIT subgroup, the S&P 250 and proxy advisory firms’ peer groups. This data serves as a broader reference point for determining what types and amounts of compensation are appropriate. In determining the appropriate compensation packages necessary to recruit and retain valuable senior executives, the Committee also considers market conditions, relative experience levels, relative executive tenure, special capabilities and global complexity to be significant factors.

The Committee generally targets total compensation in a competitive range between the 50th and 75th percentiles of the market. In setting this target range, the Committee takes into account that, while the Company has similar revenue to the median of its custom benchmarking peer group, it is larger than this peer group in terms of market capitalization, and the business is managed with a smaller senior management team than is typically found in the peer group. In addition, the team has an expanded scope of responsibility compared to the peer group, as evidenced by the increased size and geographic diversity of our communications sites portfolio, our balance sheet and organizational structure. The Committee also recognizes the challenge of operating in a dynamic and rapidly evolving technology sector and the team’s contribution to the Company’s high-performance results over the last several years.

Small Management Team. Base salaries are set in recognition of (i) an efficient management structure, where there are few executive officers, each of whom has significant tenure and experience in a highly specialized and varied business, and (ii) continued attraction and retention of this executive talent. Despite the significant growth in the size of the Company, the senior management team continues to be small.

Annual incentive awards and long-term, equity-based compensation vary based on the Company’s achievement of rigorous financial goals for our executive officers and rigorous financial, operational and strategic goals for our CEO. This direct link between incentive payouts and achievement of goals has helped drive our strong and consistent performance for a number of years. We provide robust incentives for our executive officers to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative financial performance measures to avoid placing excessive weight on a single performance measure.

Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee reviews the CEO’s assessment of each executive and his contribution to the Company’s financial performance (outlined in “Financial Goals and Performance” below). In addition, the Committee considers the executive’s potential for continued contribution to the Company’s long-term success. For the CEO, the Committee reviews his performance and contribution to the Company’s financial performance and meeting pre-established individual performance goals (outlined in “Review of 2018 CEO Performance” below).

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Compensation Discussion and Analysis

Actual compensation paid to each executive officer may be above or below target pay positioning based on actual Company performance, other than for the CEO, for whom actual compensation will be based on Company and individual performance. Other factors which affect actual compensation include retention risk, future potential at the Company and internal equity considerations.

Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward annual performance, while equity awards incentivize our NEOs to continue to deliver sustained results over a longer period of time and also serve as a retention tool. The Committee believes that a substantial portion of our NEOs’ compensation should be “at-risk,” that is, dependent on our operating and stock-price performance over a multiyear period.

Significance of Overall Company Results. The Committee’s evaluation of our NEOs places emphasis on their contributions to overall Company performance, rather than on their individual business or function. The Committee believes that the NEOs share responsibility for supporting the goals and performance of the Company as a whole.

Compensation Determinations for 2018

Below we discuss the Committee’s key compensation decisions for 2018, which were made based on our compensation philosophy and with advice from the Committee’s compensation consultant (see “Other Compensation and Governance Practices and Policies—Role of the Compensation Consultant”). In evaluating Company performance, the Committee considered our overall financial results, as well as peer group and benchmarking analyses. For fiscal year 2018, based on our assessment of all the market data in light of our executive talent, the Committee has concluded that our NEOs in the aggregate are competitively positioned on a target total compensation basis.

The Committee works with its compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes reviewing the peer group and conducting a competitive market benchmark analysis.

BASE SALARY

The Committee heavily weighs the fact that we have a small senior management team relative to the size of the Company. We believe that operating with a small senior management team enables us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach by, and greater collaboration among, our executive officers. As a result, annual base salaries for our NEOs are, and must remain, competitive. Our NEOs have consistently achieved strong Company performance results by working closely together as a team. Given this team orientation and collaborative environment, the Committee typically tries to limit the relative difference in base salaries among our executive officers, and the salaries reflect historical key contributions and expectations of significant continued contributions to the Company’s long-term success.

Based on review of competitive market data and internal pay equity considerations, the Committee decided not to increase the base salaries of any of our executive officers, including the CEO, in 2018. Mr. Taiclet’s base salary has not increased since 2011.

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Compensation Discussion and Analysis

Base Salaries (2017 And 2018)

Name	2017 Base Salary	2018 Base Salary	Percent Change
James D. Taiclet	$1,100,000	$1,100,000	0%
Thomas A. Bartlett	$ 766,500	$ 766,500	0%
Edmund DiSanto	$ 613,200	$ 613,200	0%
William H. Hess	$ 664,300	$ 664,300	0%
Steven C. Marshall(1)	$ 664,300	$ 664,300	0%
Amit Sharma(2)	—	$ 615,038	N/A
(1)	Mr. Marshall retired from the Company as of October 31, 2018 and, accordingly, he did not receive the full amount of his base salary for 2018.
(2)	Mr. Sharma was not a NEO prior to the 2018 fiscal year and, accordingly, compensation information in prior years is not provided.

ANNUAL PERFORMANCE INCENTIVE AWARDS

At the beginning of each year, the CEO works with the Committee to set his individual goals, objectives and performance metrics for the year, as well as Company financial goals. As part of this process:

•	The CEO reviews with the Board and Committee how short-term annual performance targets align with and support the strategic priorities and direction of the Company.

•

Company financial goals, as well as the CEO’s individual goals, are reviewed by the Committee. As described above in the Executive Summary, 100% of each of our executive officer’s annual bonus opportunity is based on the Company’s achievement of pre-established financial goals, except for Mr. Taiclet, who has 80% of his goals tied to achievement of such financial goals, and 20% tied to achievement of individual goals set at the beginning of the year. Individual performance goals are measured based on metrics unique to Mr. Taiclet’s role and scope of responsibilities and are reviewed and approved by the Committee. Mr. Taiclet’s individual performance goals are discussed below under “Review of 2018 CEO Performance.”

The annual incentive plan design for our executives demonstrates our commitment to place rigor and objectivity in establishing and meeting our compensation goals. Upon review of peer group practices, the Committee noted that the Company’s threshold performance for revenue and Adjusted EBITDA were more challenging than its peers’, and that the Company’s revenue and Adjusted EBITDA goals to earn a maximum payout were more stringent than the Company’s peers’, further demonstrating that the Company sets rigorous financial goals for its incentive plans.

The target award opportunities (as a percentage of base salary) are also established at the beginning of the year, based on the market competitive benchmarking analyses. The Committee determines actual incentive payouts after assessing Company performance for all NEOs, as well as individual performance for the CEO, relative to pre-established goals and then comparing performance achieved during the current year versus prior years.

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Compensation Discussion and Analysis

Financial Goals and Performance

We use four key operational priorities as outlined above under “Our Business” to measure the success of the Company, and these priorities are directly linked to the metrics used by the Company to measure financial performance. Two specific Company financial goals are used to determine the executives’ annual incentive awards:

Metric	Total property revenue(1)	Adjusted EBITDA(2)
Weighting	30% for CEO; 40% for other NEOs	50% for CEO; 60% for other NEOs
Payouts Based on Performance Levels	Below Threshold = 0% Threshold = 50% Target = 100% Maximum = 200%	Below Threshold = 0% Threshold = 50% Target = 100% Maximum = 200%
(1)	Total property revenue excludes pass-through revenue. For a reconciliation of total property revenue, excluding pass-through revenue, see Appendix A.
(2)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

We use these quantitative goals as we believe that making Company financial performance a shared objective encourages alignment and teamwork. We also believe that these particular performance measures are among the most important for our stockholders and therefore enhance the alignment of our annual executive incentive program with stockholder interests, as these goals are used to measure management’s ability to grow our business profitably while also increasing cash generation and controlling costs.

We use the initial Company budget that is set at the beginning of the fiscal year to set Company goals for total property revenue, excluding pass-through revenue, and Adjusted EBITDA. Pass-through revenue is primarily based on land rent and/or power and fuel expense reimbursements. As a result, our total property revenue including pass-through revenue in any given period may fluctuate in a way which is not necessarily representative of the Company’s real estate business and the underlying trends in that business.

Consequently, we adjust total property revenue to exclude pass-through revenue from the goal setting process. We further adjust the financial goals for fluctuations in foreign currency exchange rates and material acquisitions that close during the year. In addition, in 2018, we increased these goals to ensure that the net positive impacts of previously unbudgeted components of the significant carrier consolidation process in India did not drive goal achievement outperformance for the year. These adjustments primarily consisted of the Company’s receipt of $345.5 million as a result of the settlement and release of certain contractual lease obligations of Tata, which had historically been a major tenant.

In addition, we incorporate the prior year’s actual results in our annual goal setting process to (i) ensure that the new performance targets are rigorous but achievable and (ii) challenge the executive team to perform at consistently higher levels during each subsequent year. Accordingly, the 2018 target levels for total property revenue, excluding pass-through revenue, and Adjusted EBITDA increased by approximately 10% and 10.5%(1), respectively, from the 2017 financial results, evidencing rigorous goals that cannot be achieved without superior performance.

(1) These results are inclusive of the positive impacts of the Company’s settlement with Tata.

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Compensation Discussion and Analysis

The following table sets forth the targets, as adjusted, for each goal, as well as the performance achieved.

2018 Company Financial Goals ($ in billions)

Goal	Target(1)	Actual(2)	Performance
Total property revenue(3)	$6.215	$6.363	Exceeded
Adjusted EBITDA(4)	$4.519	$4.667	Exceeded
(1)	Target adjusted to reflect fluctuations in foreign currency exchange rates, material acquisitions that have closed and unbudgeted components of the carrier consolidation process in India.
(2)	On February 27, 2019, we issued a press release reporting our actual results for 2018.
(3)	2018 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total property revenue, excluding pass-through, see Appendix A.
(4)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

As indicated in the table above, the Company exceeded each of its financial goals, and the achievement percentage reflects a payout slope for each 1% above the adjusted target for each financial goal. The calculation for the weighted achievement for these combined financial goals is outlined in the tables below.

2018 Financial Goals for the NEOs (Excluding the CEO)

	Weighting	Achievement	Weighted Achievement
Property Revenue(1)	40%	139%	140%
Adjusted EBITDA(2)	60%	140%
(1)	2018 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total properly revenue, excluding pass-through, see Appendix A.
(2)	Definitions of non-GAAP financial measured and reconciliations to GAAP can be found in Appendix A.

2018 Financial Goals for the CEO

	Weighting	Achievement	Weighted Achievement
Property Revenue(1)	30%	139%	112%
Adjusted EBITDA(2)	50%	140%
(1)	2018 Company financial goals for total property revenue exclude pass-through revenue. For a reconciliation of total properly revenue, excluding pass-through, see Appendix A.
(2)	Definitions of non-GAAP financial measured and reconciliations to GAAP can be found in Appendix A.

2018 Individual Performance Goals for the CEO

In addition, the Committee determined that the CEO exceeded his individual goals for 2018, as described in more detail below under “Review of 2018 CEO Performance.” In making these determinations, the Committee reflected on the strategic vision and leadership of the CEO. The following table sets forth the weighted achievement of individual goals for the CEO.

	Weighting	Achievement	Weighted Achievement
James D. Taiclet	20%	200%	40%

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COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

The following table sets forth the target award opportunities and actual incentives paid to our NEOs for the fiscal year 2018 and compares them to the target awards and actual incentive payments for the prior fiscal year. The Committee did not exercise any discretion in setting final bonus payout amounts.

Bonus Targets and Payouts (2017 And 2018)

	Target Annual Incentive Award			Actual Annual Incentive Awards

Name	Year	Target Bonus (%)(1)	Amount ($)	% Achievement of Target Bonus	Amount ($)	Percentage Change (2018 over 2017)
James D. Taiclet	2017	130%	$1,430,000	139%	$1,987,700
	2018	130%	$1,430,000	152%	$2,173,600	9%
Thomas A. Bartlett	2017	95%	$728,175	137%	$997,600
	2018	95%	$728,175	140%	$1,019,445	2%
Edmund DiSanto	2017	95%	$582,540	136%	$792,254
	2018	95%	$582,540	140%	$815,556	3%
William H. Hess	2017	95%	$631,085	137%	$864,586
	2018	95%	$631,085	140%	$883,519	2%
Steven C. Marshall(2)	2017	95%	$631,085	137%	$864,586
	2018	95%	$631,085	140%	$736,266	(15)%
Amit Sharma(3)	2017	—	—	—	—
	2018	95%	$584,286	140%	$818,001	N/A
(1)	As a percentage of base salary.
(2)

Mr. Marshall retired from the Company as of October 31, 2018 and, accordingly, he received less than the full amount of his base salary. As a result, while he achieved 140% of his target bonus award, the bonus payout was based on the actual salary received.

(3)	Mr. Sharma was not a NEO prior to the 2018 fiscal year and, accordingly, compensation information in prior years is not provided.

EQUITY-BASED INCENTIVE AWARDS FOR 2018

Our Approach for 2018

While our management team drives short-term advancements such as cost reduction efforts and process improvements, our long- term lease arrangements with our tenants and additions to our real estate portfolio enable us to generate relatively predictable long-term growth. As a result, the management decisions that have the greatest long-term impact on the Company typically relate to matters such as capital allocation, mergers and acquisitions, long-term contract negotiations with major tenants, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances. Such decisions can sometimes have a negative short-term impact on our performance and/or stock price, but result in greater long-term value.

For these reasons, a substantial majority of our targeted compensation is in the form of long-term incentives, as we believe that granting our executive officers meaningful levels of equity-based awards provides them with a greater incentive to focus on long-term results, which ultimately contributes most significantly to stockholder value by enabling us to retain highly experienced executives and sustain long-term Company performance.

Our practice has been to award equity-based incentives in amounts that vary based on the executive’s scope of responsibility, the experience the executive brings to the role, the expected contributions of the executive officer and the executive officer’s operating unit within the Company.

For each of our NEOs, the Committee determined the appropriate allocations based on overall Company performance, the anticipated level of the executive officer’s future contribution, the increasingly more challenging annual business plan as prior year’s objectives are achieved, the experience needed, and the size of equity-based awards to individuals with comparable positions

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Compensation Discussion and Analysis

or roles in the competitive market. All equity grants to our executive officers were awarded at the same time as our annual employee grant on March 12, 2018.

The following table sets forth the value of equity awards granted to Messrs. Taiclet, Bartlett, DiSanto, Hess, Marshall and Sharma. The Committee determined it was appropriate to increase the 2018 award values among all of the NEOs, taking into account the size of the equity grants in 2017, market data, and the team’s collaborative effort to achieve the Company’s high-performance results. For 2018, the targeted grant date award value for each executive officer was allocated 60% to PSUs and 40% to RSUs. We determined the number of shares subject to each of our awards using the closing price of our Common Stock on the date of grant.

Equity-Based Award Values (2017 And 2018)

Name	2017 Equity Value	2018 Equity Value	Percent Change (2018 over 2017)
James D. Taiclet	$10,000,000	$11,000,000	10%
Thomas A. Bartlett	$4,000,000	$4,300,000	8%
Edmund DiSanto	$3,750,000	$4,050,000	8%
William H. Hess	$4,000,000	$4,300,000	8%
Steven C. Marshall	$4,000,000	$4,300,000	8%
Amit Sharma(1)	—	$3,800,000	N/A
(1)	Mr. Sharma was not a NEO prior to the 2018 fiscal year and, accordingly, compensation information in prior years is not provided.

Each RSU grant vests 25% annually over four years, commencing one year from the date of grant.

Each PSU grant is based on a three-year performance period, with the performance goals set at the beginning of the performance period. The performance goals for the outstanding PSU awards are cumulative Consolidated AFFO per Share and average ROIC(1), which are used by management and investors as key indicators of the Company’s financial performance. As outlined below, the actual number of vested PSUs is based on the performance levels against these target goals as determined by the Committee at the end of the performance period.

Metric	Consolidated AFFO per Share(1)	ROIC(1)
Weighting	70%	30%
Vesting Amounts Based on Performance Levels	Below Threshold = 0% Threshold = 50% Target = 100% Maximum = 200%	Below Threshold = 0% Threshold = 50% Target = 100% Maximum = 200%
(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

As of December 31, 2018, the NEOs had three PSU awards outstanding and unvested, granted in March 2016, 2017 and 2018.

For the PSU award granted in March 2016 (2016 PSU Award), the target set by the Committee for cumulative performance was measured against the achievement of an established cumulative Consolidated AFFO per Share and average ROIC(1) for the three-year performance period of $17.81 and 9.2%, respectively. In February 2019, the Committee determined that the Company outperformed the Consolidated AFFO per Share and average ROIC by 115% and 114%, respectively. Accordingly, the following table sets forth the 2016 PSU Awards for each NEO at the maximum 200% payout performance level, before dividend equivalents and the shares withheld by the Company to cover any taxes due.

(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Name	2016 PSU Award Shares Vested
James D. Taiclet	114,034
Thomas A. Bartlett	46,500
Edmund DiSanto	43,966
William H. Hess	46,500
Steven C. Marshall	46,500
Amit Sharma	41,180

Information on acceleration of equity awards upon certain triggering events is described in “Employment and Severance Arrangements” below.

REVIEW OF 2018 CEO PERFORMANCE

The CEO first provides the Lead Director and Chairperson of the Committee with a report on his own performance as compared to his established goals and objectives. The Lead Director then prepares a written evaluation that includes extensive input from individuals familiar with the CEO’s performance and achievements, including interviews with other Directors and those who report directly to the CEO. The Committee reviews this written evaluation in executive session, while also considering additional factors, including prior years’ compensation trends, prior years’ Company performance and the relative level of rigor and complexity of the CEO’s tasks resulting from circumstances of domestic and international markets.

The Committee assessed the CEO’s individual achievements during the year against the following four pillars of the Company’s strategy:

Pillar	Metrics Measured by Committee	CEO Performance Achievements
Lead wireless connectivity	• Cultivation of relationships with tenants and partners • Participation in thought leadership initiatives • Enhancement of Company reputation and impact

•   Advanced the Company’s position as an industry leader with key government industry and business associations, including being selected by the U.S. Department of Commerce to Co-Chair the U.S.-India CEO Forum

Innovate for a mobile future	• Pursuit of partnerships and alliances • Participation in development/testing of new technologies and energy alternatives • Support of regional innovation team pilots/projects

•   Launched novel urban and indoor transmission architecture pilot projects and pursued new tenant opportunities to use existing and new architecture

•   Delivered reduction in diesel usage by generators in the Company’s emerging markets

Drive efficiency	• Meeting targeted profitability and cost savings goals • Attractive returns of capital to stockholders

•   Oversaw efficiency initiatives to maximize financial performance of our asset base as evidenced by meeting targets for Adjusted EBITDA(1), Selling, General, Administrative and Development Expense (SG&A) and Total Cash Revenue

Grow our assets and capabilities	• Achievement of growth trajectory • Effective management of investment process • Focus on high-performing core assets

•   Led the pursuit of attractive asset acquisitions in existing and select new markets, including the significant increase of our portfolio in India, expansion into Kenya and the acquisition of urban telecommunications assets in Brazil

(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

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Compensation Discussion and Analysis

CEO PAY FOR PERFORMANCE ALIGNMENT

The graphs below demonstrate the alignment of stockholder value creation and key operational metrics with CEO total annual compensation over the past five years.

*	As disclosed in Summary Compensation Table.

CHAIRMAN AND CEO LEADERSHIP AND ACCOUNTABILITY

The Committee recognizes that over Mr. Taiclet’s tenure as Chairman and CEO, the Company has significantly grown its global portfolio while delivering strong operational results. Since Mr. Taiclet began serving as Chairman and CEO in February 2004 through December 31, 2018:

•	The stock price has appreciated 1,550%, including reinvestment of dividends;

•	The market capitalization has increased by 33 times;

•	The asset base has increased by a factor of nearly twelve, from approximately 15,000 communications sites to approximately 171,000 communications sites; and

•	Revenues from the full year 2004 to the full year 2018 have increased by nearly 900%.

(1) Excludes reinvestment of dividends. Source:Yahoo! Finance

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

Under Mr. Taiclet’s guidance, the Company has received several prominent awards in the last few years:

•	The Company was named to the Forbes list of America’s Best Mid-Size Employers in 2018.

•	The Company achieved inclusion in the Fortune 500 list in 2017.

•	The National Association of Corporate Directors, New England chapter, recognized the Company’s Board as the “2016 Public Company Board of the Year.”

•	The Company received the FTSE4Good recognition, a designation for companies that demonstrate strong environmental, social and governance practices, every year since 2012.

In addition, Mr. Taiclet has recently been personally recognized:

•

EY named Mr. Taiclet as its 2018 Entrepreneur of the Year in the New England region for Real Estate and Investing and its 2018 National Entrepreneur of the Year for Real Estate, Hospitality and Construction.

•

The Harvard Business Review recognized Mr. Taiclet as one of the “100-Best Performing CEOs in the World” in 2018, noting that Mr. Taiclet is one of only six CEOs to appear on such list every year since 2013.

TOTAL ANNUAL DIRECT COMPENSATION

Based on Mr. Taiclet’s 2018 performance and strong track record of success, the Committee awarded Mr. Taiclet total annual compensation of $14.3 million for 2018, consisting of a $1.1 million annual salary and $13.2 million in incentive compensation directly linked to his performance, of which $2.2 million (16.7%) was awarded as a cash incentive and $11.0 million (83.3%) was awarded as long-term equity in the form of PSUs and RSUs.

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Compensation Discussion and Analysis

Other Compensation and Governance Practices and Policies

ROLE OF THE COMPENSATION CONSULTANT

The Committee’s compensation consultant is Meridian. Meridian reports directly to the Committee, and the Committee can replace Meridian or hire additional consultants at any time. In 2018, Meridian attended all Committee meetings in person or by telephone, including executive sessions as requested and consulted frequently with the Chairperson of the Committee between meetings.

As part of its work in 2018, Meridian assisted the Committee with determining our peer group and benchmarking analyses, which included competitive analyses of Director and executive compensation, financial performance analysis, dilution analysis and realizable pay for performance analysis. Meridian also advised the Committee on the design of the annual and long-term incentive programs, including a retirement framework, as well as conducted a risk assessment review and audit of each of our compensation practices, programs and policies (see below under “Risk Assessment”). Other than the services that it provides to the Committee, Meridian does not provide services to, and receives no additional compensation from, the Company.

The Committee has analyzed whether the work of Meridian as its compensation consultant raises any conflict of interest, taking into consideration the following factors: (i) Meridian does not provide any other services to the Company; (ii) the amount of fees the Company paid to Meridian represents less than 1% of Meridian’s total revenues; (iii) Meridian’s policies and procedures were designed to ensure independence; (iv) Meridian does not have any business or personal relationship with an executive officer of the Company; (v) Meridian does not have any business or personal relationship with any member of the Committee; and (vi) neither Meridian nor any member of its consulting team owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultant to the Committee does not create any conflict of interest. The Committee will continue to monitor the independence of its compensation consultant on an annual basis.

EMPLOYMENT ARRANGEMENTS AND SEVERANCE PROGRAM

To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.

In March 2009, we implemented a severance program (the Severance Program) to provide severance benefits to eligible employees who are terminated in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our executives are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the executive officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The employment arrangements and agreements with, and benefits to, these executives are further described in “Employment and Severance Arrangements” below.

In July 2018, the Committee approved a new form of Award Agreement for grants of PSUs to employees, other than the CEO, pursuant to the 2007 Equity Incentive Plan, as amended (2007 Equity Incentive Plan). The Award Agreement provides for either a full or pro rata payout of PSUs earned based on the Company’s performance after the scheduled vesting date of the PSUs in the event of a “Separation Event” or “Qualified Retirement” (each as defined in the Award Agreement) subject to certain conditions being met. In addition, the Committee approved an amendment of all outstanding PSU awards, including PSU awards held by the Company’s executive officers, other than the CEO, to conform to the payout methodology in the new form of the Award Agreement (see Executive Summary—Succession Planning and Long-Term Incentive Program”). Based on these revised vesting terms, and meeting the conditions as outlined in the Award Agreements, Mr. Marshall is entitled to receive a full payout of PSUs earned based on the Company’s performance after the respective scheduled vesting dates.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

RISK ASSESSMENT

The Committee annually assesses, together with its independent compensation consultant and management, the factors and criteria underlying our compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any identified potential risks. This includes considering, among other things:

•	whether each plan provides for an overachievement mechanism or cap on performance;

•	incentive award opportunity;

•	the existence of discretionary authority;

•	whether payouts are linked to overall Company goals;

•	the timing of prospective payments;

•	the inclusion of certain windfall or “claw back” provisions;

•	the contribution of the awards to a participant’s total mix of compensation; and

•	any risk-mitigating factors.

STOCK OWNERSHIP GUIDELINES

We believe that, by holding shares of our Common Stock, RSUs, PSUs and options to purchase our Common Stock, our executive officers have interests that are closely aligned with those of our stockholders. Accordingly, we maintain a formal stock ownership policy for our executive officers and Directors so that they may share in the perspectives and sentiments of our stockholders as our stock price increases or decreases.

The current stock ownership guidelines are based on a multiple of base salary for executive officers and a multiple of the annual cash retainer for non-employee Directors. The ownership guidelines are as follows:

•	six (6) times annual base salary for the CEO;

•	three (3) times annual base salary for executive officers directly reporting to the CEO; and

•	five (5) times annual retainer for Directors.

In determining compliance with these guidelines, in addition to actual shares held, we count unvested time-based RSUs, unvested PSUs at target and the in-the-money value of vested options. Executives have five years from the date of hire to reach their required ownership levels and are required to retain 50% of equity award shares received net of tax obligations until they meet the ownership requirements.

All of our NEOs employed as of December 31, 2018, were in compliance with our stock ownership guidelines:

Name	Stock Ownership Guideline	Ownership as of December 31, 2018(1)
James D. Taiclet	6x Base Salary	143x Base Salary
Thomas A. Bartlett	3x Base Salary	41x Base Salary
Edmund DiSanto	3x Base Salary	94x Base Salary
William H. Hess	3x Base Salary	53x Base Salary
Amit Sharma	3x Base Salary	111x Base Salary
(1)	Based on a per share price of $158.19, the closing price of our Common Stock on December 31, 2018.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

For additional information on our stock ownership guidelines and our Directors, see above under “Corporate Governance—Stock Ownership Guidelines.”

POLICIES ON TRANSACTIONS IN COMPANY STOCK; ANTI-HEDGING AND PLEDGING POLICY

Our Anti-Insider Trading Policy imposes limits as to when and how Company employees, including our executive officers and Directors, can engage in transactions in our securities, and prohibits short sales and hedging transactions with respect to our Common Stock. Our Code of Conduct provides a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. It also prohibits our executive officers, Directors and certain other key employees from pledging shares of our Common Stock as security.

CLAW BACK POLICY

The terms of our annual performance incentive awards and long-term, equity-based awards allow the Company to “claw back” cash and shares received pursuant to such awards, respectively, or, in the latter case, require the payment to the Company of all gains realized upon disposition of such shares in certain circumstances, such as the executive’s termination by the Company for cause or following termination of employment for any reason if: (1) the executive officer engaged in conduct while an employee that would have justified termination for cause; (2) the executive officer violates any applicable confidentiality or non-competition agreement; (3) upon determination that a claw back is appropriate in the event of restatement of the Company’s financial statements; or (4) as required by law.

OTHER BENEFITS

We do not believe in providing excessive perquisites to our executive officers, who participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage that each employee or executive officer elects.

We do not offer our executive officers any deferred compensation plans, supplemental executive retirement plans or loans of any kind.

As shown in the “All Other Compensation” column in the Summary Compensation Table on page 52, perquisites to executive officers include an annual car allowance; reimbursement for related auto insurance premiums; and amounts for parking at our corporate offices in Boston, a benefit we also provide to a number of other corporate employees.

Under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to officers who move from their home countries at our request. Accordingly, in addition to the general perquisites to executive officers, Mr. Marshall, an expatriate from the United Kingdom who worked in the United States as Executive Vice President and President, U.S. Tower Division, received a goods and services differential, home leave, benefits allowances, optional relocation support allowances, housing and a retirement true up payment in connection with his role. Mr. Hess, who is performing his duties in the Netherlands, receives housing and certain other allowances, home leave, visa and immigration support, repatriation support, benefits allowance, emergency leave allowance and tax equalization and other tax support in connection with this assignment. Mr. Sharma, an expatriate from the United States who works in India as our Executive Vice President and President, Asia, receives housing and certain other allowances, tax equalization, foreign auto expenses, a driver, security, utilities and other tax support. The amount of

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

each of Messrs. Marshall’s, Hess’s and Sharma’s expatriate benefits is shown in the Summary Compensation Table and are consistent with packages typically offered to expatriated employees at global companies and to our other expatriated employees at the Company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

As part of its role, the Committee considers to what extent the Company can deduct any of its executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). As amended in December 2017 by the Tax Cuts and Jobs Act of 2017 (Tax Act), under Section 162(m), a public company cannot deduct compensation in excess of $1 million paid in any year to its chief executive officer, chief financial officer and the three other most highly compensated officers. Historically, qualified “performance based compensation” was not subject to this $1 million limitation, but this exception was removed as part of the Tax Act. In designing our compensation programs and in making awards to our executive officers, the Committee has been mindful of whether compensation would be deductible, but has always retained the flexibility to award compensation that was not deductible in order to meet the objectives of our compensation philosophy.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Committee Report

Compensation Committee Report

The Compensation Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2018 and discussed it with the Company’s management. Based on this review and its discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2019 Annual Meeting of Stockholders.

By the Compensation Committee of the Board of Directors of American Tower Corporation.

COMPENSATION COMMITTEE

Samme L. Thompson, Chairperson

Gustavo Lara Cantu

Raymond P. Dolan

Craig Macnab

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

Executive Compensation

The following table provides information concerning compensation earned by each of our NEOs for the years ended December 31, 2018, 2017 and 2016.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
James D. Taiclet	2018	$1,100,000	$11,000,256	$2,173,600	$ 34,080	$14,307,936
Chairman of the Board, President	2017	$1,100,000	$10,000,151	$1,987,700	$ 31,566	$13,119,417
and Chief Executive Officer	2016	$1,100,000	$9,000,102	$1,716,000	$ 31,295	$11,847,397
Thomas A. Bartlett	2018	$766,500	$4,300,171	$1,019,445	$ 33,415	$6,119,531
Executive Vice President and	2017	$766,500	$4,000,060	$ 997,600	$ 31,583	$5,795,743
Chief Financial Officer	2016	$750,000	$3,670,013	$ 783,000	$ 30,430	$5,233,443
Edmund DiSanto	2018	$613,200	$4,050,198	$ 815,556	$ 33,146	$5,512,100
Executive Vice President, Chief Administrative	2017	$613,200	$3,750,071	$ 792,254	$ 31,325	$5,186,850
Officer, General Counsel and Secretary	2016	$600,000	$3,470,080	$ 631,800	$ 30,322	$4,732,202
William H. Hess	2018	$664,300	$4,300,171	$ 883,519	$ 303,917	$6,151,907
Executive Vice President and Chairman,	2017	$664,300	$4,000,060	$ 864,586	$ 349,594	$5,878,540
Latin America and EMEA	2016	$650,000	$3,670,013	$ 678,600	$ 384,528	$5,383,141
Steven C. Marshall(4)	2018	$649,347	$4,300,171	$ 736,266	$ 277,467	$5,963,251
Former Executive Vice President and President,	2017	$664,300	$4,000,060	$ 864,586	$ 208,417	$5,737,363
U.S. Tower Division	2016	$650,000	$3,670,013	$ 672,750	$ 145,671	$5,138,434
Amit Sharma(5)	2018	$615,038	$3,800,080	$ 818,001	$ 905,524	$6,138,643
Executive Vice President and President,	2017	—	—	—	—	—
Asia	2016	—	—	—	—	—

(1)

The amounts in column (e) reflect the aggregate grant date fair value of RSUs and PSUs (valued assuming target performance) granted pursuant to our 2007 Equity Incentive Plan. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the grant date. Assuming maximum performance levels are achieved, the aggregate grant date fair value of PSUs would be as follows:

Name	Granted in 2018	Granted in 2017	Granted in 2016
James D. Taiclet	$13,200,249	$12,000,181	$10,800,160
Thomas A. Bartlett	$ 5,160,205	$ 4,800,118	$ 4,404,015
Edmund DiSanto	$ 4,860,180	$ 4,500,040	$ 4,164,020
William H. Hess	$ 5,160,205	$ 4,800,118	$ 4,404,015
Steven C. Marshall	$ 5,160,205	$ 4,800,118	$ 4,404,015
Amit Sharma(5)	$ 4,560,155	—	—

(2)

The amounts in column (g) reflect, for the year ended December 31, 2018, cash payments made in 2019 with respect to annual performance incentive awards for services performed in 2018; for the year ended December 31, 2017, cash payments made in 2018 with respect to annual performance incentive awards for services performed in 2017; and for the year ended December 31, 2016, cash payments made in 2017 with respect to annual performance incentive awards for services performed in 2016.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

(3)

Details about the amounts in column (i) for 2018 are set forth in the table below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance and other welfare benefits that are generally available to all salaried employees.

Name	Retirement Match(a)	Car Expenses(b)	Ex-Pat(c)	Other(d)	Total
James D. Taiclet	$13,750	$16,982	—	$3,348	$34,080
Thomas A. Bartlett	$13,750	$16,532	—	$3,133	$33,415
Edmund DiSanto	$13,750	$16,350	—	$3,046	$33,146
William H. Hess	$13,750	$19,381	$213,483	$57,303	$303,917
Steven C. Marshall	$13,750	$14,954	$180,397	$68,366	$277,467
Amit Sharma	$13,600	$13,019	$610,373	$268,532	$905,524

(a)	Includes matching contributions pursuant to our 401(k) plan.

(b)

Includes an annual car allowance of $12,000 (prorated for Mr. Marshall) and additional amounts for related auto insurance premiums. These amounts also reflect reimbursement for parking expenses at our corporate offices in Boston, which is a benefit we offer to a number of our employees who work in that office.

(c)

Includes certain benefits related to Messrs. Hess’s, Marshall’s and Sharma’s status as expatriates. For Mr. Hess, this amount includes rent expenses ($99,989), tax equalization payment ($56,113), home leave, living expenses, tax preparation and foreign auto expenses; for Mr. Marshall, this amount includes a retirement true-up payment ($94,538), housing and other allowances ($40,339), relocation expenses, living expenses, tax preparation and home leave; and for Mr. Sharma, this amount includes a tax equalization payment ($303,619), contributions to a India designated retirement fund ($147,372), housing allowance ($119,340), foreign auto expenses, a driver, security, utilities and tax preparation. For more information regarding these benefits to Messrs. Hess, Marshall and Sharma, see “—Employment and Severance Arrangements” below.

(d)

Messrs. Hess, Marshall and Sharma received an aggregate of $57,303, $68,366 and $268,532, respectively, in gross payments on taxes owed with respect to perquisites or other personal benefits as a result of their status as expatriates. The amounts for Messrs. Hess and Sharma exclude a net amount of approximately $0.5 million and $1.4 million, respectively, for estimated foreign tax payments made on their behalf related to their international assignments. Pursuant to the Company’s tax equalization process, these amounts will be finally determined upon completion of their respective tax returns and will be reconciled against the amounts previously withheld by Messrs. Hess and Sharma. Any actual benefits received by Messrs. Hess and Sharma will be disclosed in a subsequent proxy statement, to the extent required.

(4)

Mr. Marshall retired from the Company as of October 31, 2018 and, accordingly, he did not receive the full amount of his base salary for 2018. Mr. Marshall’s base salary includes payment of his accrued flextime hours.

(5)	Mr. Sharma was not a NEO prior to the 2018 fiscal year and, accordingly, compensation information in prior years is not provided.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

GRANTS OF PLAN-BASED AWARDS FOR 2018

The following table sets forth information relating to RSUs and PSUs granted pursuant to the 2007 Equity Incentive Plan and annual incentive award opportunity for each of our NEOs during the year ended December 31, 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	Grant Date Fair Value of Stock and Option Awards(4) (l)
Name (a)	Grant Date (b)	Approval Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James D. Taiclet
Annual incentive awards			$715,000	$1,430,000	$2,860,000
RSUs	3/12/2018	2/27/2018							30,329	$4,400,131
PSUs	3/12/2018	2/27/2018				22,747	45,493	90,986		$6,600,124
Thomas A. Bartlett
Annual incentive awards			$364,088	$728,175	$1,456,350
RSUs	3/12/2018	2/27/2018							11,856	$1,720,068
PSUs	3/12/2018	2/27/2018				8,892	17,784	35,568		$2,580,103
Edmund DiSanto
Annual incentive awards			$291,270	$582,540	$1,165,080
RSUs	3/12/2018	2/27/2018							11,167	$1,620,108
PSUs	3/12/2018	2/27/2018				8,375	16,750	33,500		$2,430,090
William H. Hess
Annual incentive awards			$315,543	$631,085	$1,262,170
RSUs	3/12/2018	2/27/2018							11,856	$1,720,068
PSUs	3/12/2018	2/27/2018				8,892	17,784	35,568		$2,580,103
Steven C. Marshall
Annual incentive awards			$315,543	$631,085	$1,262,170
RSUs	3/12/2018	2/27/2018							11,856	$1,720,068
PSUs	3/12/2018	2/27/2018				8,892	17,784	35,568		$2,580,103
Amit Sharma
Annual incentive awards			$292,143	$584,286	$1,168,572
RSUs	3/12/2018	2/27/2018							10,477	$1,520,003
PSUs	3/12/2018	2/27/2018				7,858	15,716	31,432		$2,280,077

(1)

For 2018, the bonus target for Mr. Taiclet was 130% of base salary and for each of Messrs. Bartlett, DiSanto, Hess, Marshall and Sharma was 95% of base salary. The annual incentive awards cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award annual incentive awards below 50% of the bonus target. The amounts in column (c), (d) and (e) are based on 50%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance incentive awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance incentive awards, see above under the caption “Compensation Determinations for 2018—Annual Performance Incentive Awards” in our Compensation Discussion and Analysis included in this Proxy Statement.

(2)	PSUs granted under the 2007 Equity Incentive Plan.

(3)

We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted each February or March. On March 11, 2019, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Taiclet, Bartlett, DiSanto and Sharma RSUs and PSUs pursuant to the 2007 Equity Incentive Plan, in the amounts set forth below based on their performance for 2018 and expected future contributions to the Company. In determining the size of these awards, the Committee established a targeted award value for each executive officer and then allocated 40% to RSUs and 60% to PSUs for each executive officer, other than Mr. Taiclet, whose target award value was 30% to RSUs and 70% to PSUs. Messrs. Hess and Marshall did not receive grants in 2019.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

Name	RSUs	PSUs	Grant Date Fair Value Per Share
James D. Taiclet	$4,200,000	$9,800,000	$185.16
Thomas A. Bartlett	$1,900,000	$2,850,000	$185.16
Edmund DiSanto	$1,800,000	$2,700,000	$185.16
Amit Sharma	$1,700,000	$2,550,000	$185.16

RSU awards vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. PSU awards vest at the end of the three-year performance period based on achievement against pre-established financial performance goals of the Company determined at the date of grant, subject to the terms of our death, disability and retirement benefits program.

(4)

The amounts in column (l) reflect the grant date fair value of the stock awards granted during the fiscal year ended December 31, 2018. The aggregate grant date fair value of the awards is calculated using the closing market price of shares of our Common Stock on the grant date, March 12, 2018. All PSUs are valued assuming the target number of shares in column (g).

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

The compensation we paid our NEOs in 2018, 2017 and 2016 as summarized in the Summary Compensation Table is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which the Compensation Committee reviews. For more information about these agreements, please see below under “Employment and Severance Arrangements.” For more information about the elements of the compensation packages paid to our executive officers, please see above under “Compensation Determinations for 2018” in the Compensation Discussion and Analysis.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2018

The following table sets forth information relating to stock options, PSUs and RSUs outstanding as of December 31, 2018 that were granted to our NEOs pursuant to the 2007 Equity Incentive Plan.

	Option Awards(1)				Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4)(6) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)(6) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)(6) (j)
James D. Taiclet	229,754 233,161 303,235 223,659 — — — — — — —	— — — 74,552 — — — — — — —	$ 62.00 $ 76.90 $ 81.18 $ 94.57 — — — — — — —	3/12/2022 3/11/2023 3/10/2024 3/10/2025 — — — — — — —	— — — — 5,948 19,005 26,413 30,329 114,034 — —	— — — — $ 940,914 $ 3,006,401 $ 4,178,272 $ 4,797,745 $18,039,038 — —	— — — — — — — — — 26,414 22,747	— — — — — — — — — $4,178,431 $3,598,348
Thomas A. Bartlett	51,203 — — — — — — —	30,401 — — — — — — —	$ 94.57 — — — — — — —	3/10/2025 — — — — — — —	— 2,425 7,750 10,565 11,856 46,500 — —	— $ 383,611 $1,225,973 $1,671,277 $1,875,501 $7,355,835 — —	— — — — — — 10,566 8,892	— — — — — — $1,671,436 $1,406,625
Edmund DiSanto	29,223 34,463 69,949 101,079 86,233 — — — — — — —	— — — — 28,744 — — — — — — —	$ 50.78 $ 62.00 $ 76.90 $ 81.18 $ 94.57 — — — — — — —	3/10/2021 3/12/2022 3/11/2023 3/10/2024 3/10/2025 — — — — — — —	— — — — — 2,293 7,328 9,905 11,167 43,966 — —	— — — — — $ 362,730 $1,159,216 $1,566,872 $1,766,508 $6,954,982 — —	— — — — — — — — — — 9,905 8,375	— — — — — — — — — — $1,566,872 $1,324,841
William H. Hess	107,817 91,203 — — — — — — —	— 30,401 — — — — — — —	$ 81.18 $ 94.57 — — — — — — —	3/10/2024 3/10/2025 — — — — — — —	— — 2,425 7,750 10,565 11,856 46,500 — —	— — $ 383,611 $1,225,973 $1,671,277 $1,875,501 $7,355,835 — —	— — — — — — — 10,566 8,892	— — — — — — — $1,671,436 $1,406,625

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

	Option Awards(1)				Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4)(6) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)(6) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)(6) (j)
Steven C. Marshall(7)	72,539 107,817 121,604 — — —	— — — — — —	$ 76.90 $ 81.18 $ 94.57 — — —	3/11/2023 3/10/2024 3/10/2025 — — —	— — — 46,500 — —	— — — $7,355,835 — —	— — — — 10,566 8,892	— — — — $1,671,436 $1,406,625
Amit Sharma	50,000 52,601 63,183 64,767 90,971 75,796 — — — — — — —	— — — — — 25,265 — — — — — — —	$ 43.11 $ 50.78 $ 62.00 $ 76.90 $ 81.18 $ 94.57 — — — — — — —	3/10/2020 3/10/2021 3/12/2022 3/11/2023 3/10/2024 3/10/2025 — — — — — — —	— — — — — — 2,015 6,863 9,245 10,477 41,180 — —	— — — — — — $ 318,753 $1,085,658 $1,462,467 $1,657,357 $6,514,264 — —	— — — — — — — — — — — 9,245 7,858	— — — — — — — — — — — $1,462,467 $1,243,057

(1)

Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program, and have a term of 10 years.

(2)	Stock awards consist of RSUs and PSUs granted under the 2007 Equity Incentive Plan.

(3)	For each option grant identified as unexercisable in part or in full, the following table sets forth information regarding such option grant as of December 31, 2018.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date	Original Option Grant Amount (#)
James D. Taiclet	223,659	74,552	3/10/2015	298,211
Thomas A. Bartlett	51,203	30,401	3/10/2015	121,604
Edmund DiSanto	86,233	28,744	3/10/2015	114,977
William H. Hess	91,203	30,401	3/10/2015	121,604
Amit Sharma	75,796	25,265	3/10/2015	101,061

(4)

Each of the unvested RSUs was granted on March 10, 2015; March 10, 2016; March 10, 2017; or March 12, 2018 (in descending chronological order as to the date of grant in the table for each NEO) and each vests in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. All then-outstanding unvested RSUs for Mr. Marshall vested upon his retirement on October 31, 2018 and have a deferred release date of May 1, 2019.

(5)

The market value of the RSU and PSU awards was determined using a stock price of $158.19, which was the closing price of our Common Stock on the NYSE on December 31, 2018. The PSU awards granted in 2016 are reflected at a maximum 200% payout performance level and the PSU awards granted in 2017 and 2018 are reflected at a threshold 50% payout performance level.

(6)

The unvested PSUs were granted on March 10, 2016, March 10, 2017 and March 12, 2018 and vest at the end of the three-year performance period based on achievement against pre-established performance goals determined at the date of grant, subject to the terms of the death, disability and retirement benefits program. On March 10, 2019, the 2016 PSU Awards vested. The following table sets forth the vested amounts of such PSU awards before dividend equivalents and the shares withheld by the Company to cover any taxes due.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

CEO Pay Ratio

Name	PSUs
James D. Taiclet	114,034
Thomas A. Bartlett	46,500
Edmund DiSanto	43,966
William H. Hess	46,500
Steven C. Marshall	46,500
Amit Sharma	41,180

(7)	Mr. Marshall retired from the Company as of October 31, 2018 and the information is as of this retirement date.

OPTION EXERCISES AND STOCK VESTED FOR 2018

The following table sets forth information relating to options exercised and RSUs and PSUs vested during the year ended December 31, 2018 for each NEO.

	Option Awards				Stock Awards

Name	Number of Shares Acquired on Exercise (#) (b)		Value Realized Upon Exercise ($)(1) (c)		Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($)(2) (e)
James D. Taiclet	175,337		$16,024,619		78,878		$11,325,303
Thomas A. Bartlett	113,338		$9,214,957		31,373		$4,504,535
Edmund DiSanto	63,686		$5,992,413		29,597		$4,249,537
William H. Hess	—		—		31,373		$4,504,535
Steven C. Marshall	163,166	(3)	$17,400,525	(3)	63,969	(4)	$9,583,318	(4)
Amit Sharma	57,209		$6,191,730		26,503		$3,805,301

(1)	Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.

(2)

Column (e) reflects the market value of RSU and PSU awards using a stock price of $143.58, the closing price of our Common Stock on the NYSE on the last business day prior to the vesting date of each RSU and PSU.

(3)	Mr. Marshall retired from the Company as of October 31, 2018 and the information is as of this retirement date.

(4)

This amount includes 32,596 RSUs that vested upon Mr. Marshall’s retirement on October 31, 2018, with a deferred release date of May 1, 2019. The market value of the RSU awards was determined using a stock price of $155.81, which was the closing price of our Common Stock on the NYSE on October 31, 2018.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and James D. Taiclet, our CEO:

For 2018, our last completed fiscal year:

•	the annual total compensation of the employee identified at the median of our Company (other than our CEO), was $50,695; and

•	the annual total compensation of our CEO was $14,307,936.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Taiclet, our CEO, to the median employee was estimated to be approximately 282 to 1.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Employment and Severance Arrangements

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records using the methodology described below. The SEC rules for identifying the “median employee” allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions to reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in determining their median employee.

CEO Pay Ratio Methodology

Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. The Company determined that no such change occurred during 2018. Accordingly, for the 2018 pay ratio calculation, we used the same median employee identified during our 2017 analysis of our employee population.

To identify the median employee in 2017, the methodology and the material assumptions, adjustments and estimates that we used were as follows:

•

We determined that, as of October 31, 2017, our employee population, excluding our CEO, consisted of approximately 5,037 individuals. We selected October 31, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.

•	As permitted by SEC rules, we excluded a total of 68 employees of two companies that we acquired during 2017, consisting of 60 employees of FPS Towers and eight employees of Tigo Paraguay.

•

Our employee population, after taking into consideration the foregoing exclusions, consisted of approximately 4,969 individuals. Of the 4,969 employees included in the calculation, 3,322, or 67%, of them are outside the U.S.

•

To identify the “median employee” from our employee population, we selected actual cash compensation (salary and bonus) paid in 2017. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of October 31, 2017.

Finally, to determine the annual total compensation of the “median employee” for 2018, we identified and calculated the elements of such employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Foreign exchange rates were translated to the U.S. dollar equivalent based on the 2018 average. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2018 in our Summary Compensation Table in this Proxy Statement.

Employment and Severance Arrangements

As discussed above in our Compensation Discussion and Analysis, to recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which the Compensation Committee reviews. Our NEOs are also subject to the terms of the Severance Program. The table below, “Potential Payments Upon Termination or Change of Control for 2018,” summarizes the severance benefits that would be payable to each of our NEOs if his employment had been terminated as of December 31, 2018, with respect to the different termination scenarios set forth in their agreements with us. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:

•

Cash Severance: The CEO is entitled to receive 104 weeks of base earnings and each Executive Vice President is entitled to receive 78 weeks of base earnings. In addition, each executive would be entitled to a prorated portion of his or her target incentive for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that incentive.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Employment and Severance Arrangements

•

Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive is entitled to full acceleration of vesting of all outstanding stock options, RSUs and PSUs, as further described below.

•

Benefits Continuation: Each executive is eligible for continued health and welfare benefits, for which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program.

•

Release of Claims, Non-Compete: To receive benefits under the Severance Program, the executive must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at our discretion, we may require the deposit of a portion of the after-tax payments to each executive in a restricted account to serve as security for the executive’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of non-compliance.

Under the Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive is entitled to acceleration of his or her equity awards only in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.” In such an event, the executive is entitled to acceleration of all unvested equity-based awards (including stock options and RSUs). With respect to the grant of PSUs, the value of those PSUs would be determined based on target performance, prorated for the executive’s term of employment during the performance period prior to the Qualifying Termination and paid out within 60 days of the Qualifying Termination unless such executive is a “specified employee” as defined in the Treasury Regulation Section 1.409A-1(i). If there is no Qualifying Termination or if the termination is a Qualifying Termination not in connection with a Change of Control, the executive is not entitled to any acceleration or continued vesting of his or her equity-based awards, except in connection with a “Qualified Retirement” (as defined in the Award Agreement). The Severance Program does not provide for tax gross-ups.

In addition, the Compensation Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executives, similar to that of our peer group companies. The program’s benefits provide for the acceleration of vesting and exercise periods for stock options, RSUs and PSUs granted on or after January 1, 2013, upon an employee’s death or permanent disability, or upon an employee’s qualified retirement provided certain eligibility criteria are met.

In February 2018, we entered into a letter agreement with Mr. Sharma in connection with his service as Executive Vice President and President of Asia. Consistent with the benefits we provide our other executive officers and our expatriate program, Mr. Sharma has been provided with housing and certain other allowances, tax equalization, foreign auto expenses, a driver, security, utilities and other tax support.

In March 2017, we entered into a two-year letter agreement with Mr. Marshall in connection with his continued service as Executive Vice President and President of our U.S. Tower Division. Consistent with the benefits we provide our other executive officers and our expatriate program, we agreed to provide Mr. Marshall with a goods and services differential, home leave, benefits allowances, optional relocation support allowances, housing and a retirement true up payment. Mr. Marshall stepped down from his position as Executive Vice President and President, U.S. Tower Division, on August 1, 2018, and retired from the Company on October 31, 2018.

In April 2018, we entered into a letter agreement with Mr. Hess in connection with his overseas assignment in the Netherlands. Consistent with the benefits we provide our other executive officers and our expatriate program, we agreed to provide Mr. Hess housing and certain other allowances, relocation support allowances, home leave, visa and immigration support, repatriation support, benefits allowance, emergency leave allowance and tax equalization and other tax support. Mr. Hess stepped down from his position as Executive Vice President, International Operations and President, Latin America and EMEA, effective October 1, 2018, and as part of his transition plan, is serving in the role of Executive Vice President and Chairman of Latin America and EMEA.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Employment and Severance Arrangements

We are also a party to two noncompetition agreements with Mr. Hess: (1) a noncompetition agreement related to our Mexico subsidiary, ATC MexHold LLC, entered into in 2001; and (2) a noncompetition and confidentiality agreement related to our Brazil subsidiary, ATC South America Holding LLC, entered into in 2004 and amended in 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2018

The table below sets forth the potential estimated payments pursuant to our Severance Program to each NEO as if the individual’s employment had been terminated as of December 31, 2018. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, full acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a change in control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/18: “for Cause”	Termination on 12/31/18: voluntary or retirement	Qualifying Termination on 12/31/18: with no Change of Control	Qualifying Termination on 12/31/18: with Change of Control
James D. Taiclet
Base salary(1)	$—	$—	$2,200,000	$2,200,000
Annual incentive awards(2)	—	—	1,430,000	1,430,000
Value of accelerated equity awards(3)(4)(5)	—	43,675,456	43,675,456	43,675,456
Health benefits(6)	—	—	45,543	45,543
Total	$—	$43,675,456	$47,350,999	$47,350,999
Thomas A. Bartlett
Base salary(1)	$—	$—	$1,149,750	$1,149,750
Annual incentive awards(2)	—	—	728,175	728,175
Value of accelerated equity awards(3)(4)(5)	—	20,602,272	20,602,272	20,602,272
Health benefits(6)	—	—	24,842	24,842
Total	$—	$20,602,272	$22,505,039	$22,505,039
Edmund DiSanto
Base salary(1)	$—	$—	$919,800	$919,800
Annual incentive awards(2)	—	—	582,540	582,540
Value of accelerated equity awards(3)(4)(5)	—	19,422,427	19,422,427	19,422,427
Health benefits(6)	—	—	24,842	24,842
Total	$—	$19,422,427	$20,949,609	$20,949,609
William H. Hess
Base salary(1)	$—	$—	$996,450	$996,450
Annual incentive awards(2)	—	—	631,085	631,085
Value of accelerated equity awards(3)(4)(5)	—	20,602,272	20,602,272	20,602,272
Health benefits(6)	—	—	34,157	34,157
Total	$—	$20,602,272	$22,263,964	$22,263,964
Steven C. Marshall(7)
Base salary	$—	$—	$—	$—
Annual incentive awards	—	—	—	—
Value of accelerated equity awards(3)(5)	—	20,602,272	—	—
Health benefits	—	—	—	—
Total	$—	$20,602,272	$—	$—
Amit Sharma
Base salary(1)	$—	$—	$922,557	$922,557
Annual incentive awards(2)	—	—	584,286	584,286
Value of accelerated equity awards(3)(4)(5)	—	18,056,905	18,056,905	18,056,905
Health benefits(6)	—	—	34,157	34,157
Total	$—	$18,056,905	$19,597,905	$19,597,905

(1)

For Mr. Taiclet, the amount reflects salary continuation for 104 weeks, based on Mr. Taiclet’s base salary as of December 31, 2018. For Messrs. Bartlett, DiSanto, Hess and Sharma, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2018. The Severance Program specifies that continuation of salary is to be paid bi-weekly.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Securities Authorized for Issuance under Equity Compensation Plans

(2)

This amount reflects an incentive award opportunity with respect to a full year of service for the year ended December 31, 2018 and assumes that a bonus target of 100% is met. Actual incentive award payments upon separation are calculated pro-rata. For the year ended December 31, 2018, the bonus target for Mr. Taiclet was 130% of base salary and for Messrs. Bartlett, DiSanto, Hess and Sharma was 95% of base salary.

(3)

Value of stock options reflects the excess of the closing market price of $158.19 of our Common Stock on December 31, 2018 over the exercise price of the stock option. Value of RSUs and PSUs is determined using the closing market price of $158.19 of our Common Stock on December 31, 2018.

(4)

As of December 31, 2018, under the Severance Program, each executive is entitled to acceleration of vesting of all outstanding equity-based awards, including, but not limited to, stock options, RSUs and PSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control, as described above.

(5)

In addition to the acceleration of vesting of all outstanding equity-based awards upon a Qualifying Termination under the Severance Program, Messrs. Taiclet, Bartlett, DiSanto, Hess and Sharma’s equity-based awards that were granted after January 1, 2013 will vest (and Mr. Marshall’s have vested) upon their “qualifying retirement,” pursuant to the terms of the Company’s death, disability and retirement program, as described above. In accordance with the revised executive retirement benefits, the values of the PSU awards for Messrs. Bartlett, DiSanto, Hess and Sharma assume successful completion of a transition plan and reflect full payout of PSUs at target (other than PSUs granted in 2016 which were paid out at maximum), while the value of the PSU awards for Mr. Taiclet reflect a prorated payout of the PSUs.

(6)

For Mr. Taiclet, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Bartlett, DiSanto, Hess and Sharma, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. All amounts are estimates based on current rates and benefits elections made by each executive for the year ended December 31, 2018.

(7)

As a result of his retirement on October 31, 2018, Mr. Marshall was entitled to accelerated vesting of stock options and RSUs. Mr. Marshall was also entitled to full payout of PSUs based on actual performance on the scheduled vesting date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2018.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3) (c)
Equity compensation plans/arrangements approved by the stockholders(1)	6,824,485	$84.03	10,697,016
Equity compensation plans/arrangements not approved by the stockholders	N/A	N/A	N/A
Total	6,824,485	$84.03	10,697,016

(1)	Includes the 2007 Equity Incentive Plan and the ESPP.

(2)

Column (a) includes (i) 1,649,973 shares underlying outstanding unvested RSUs, (ii) 910,342 shares underlying outstanding unvested PSUs based on the maximum amount of PSUs that can be earned under the award agreements for the March 2016, March 2017 and March 2018 grants, (iii) 4,257,470 shares underlying outstanding stock options and (iv) an estimated 6,700 shares relating to expected purchases under the ESPP. Because there is no exercise price for RSUs, PSUs or shares purchased under the ESPP, such awards are not included in the weighted-average exercise price in column (b).

(3)

Includes 3,011,482 shares available for issuance under the ESPP and 7,685,534 shares available for grant under the 2007 Equity Incentive Plan, as of December 31, 2018. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Proposal 1 Election of Directors

Under our By-Laws, the number of members of our Board is fixed from time to time by the Board and may be increased or decreased by a vote of the stockholders or by the majority of Directors then in office.

Each of our ten directors is standing for re-election at the Annual Meeting. The Board has nominated for election at the Annual Meeting the ten Directors listed below, all of whom were recommended for nomination to the Board by the Nominating Committee.

Each Director elected at the Annual Meeting will hold office until the 2020 Annual Meeting or until his or her successor is elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If a nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.

Required Vote

Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, it requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” a Director and have no effect on the election results.

If stockholders do not re-elect a nominee who is already a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director must submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect him or her and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results are certified, the Nominating Committee will recommend to the Board whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the SEC.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next Annual Meeting or until his or her successor is duly elected and qualified.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Relevant information about each Director nominee appears below.

      James D. Taiclet

Chairman, President & CEO American Tower Corporation Director Since November 2003 • Chairman of the Board (February 2004-present) Age 58

Career

Mr. Taiclet is American Tower Corporation’s Chairman, President and Chief Executive Officer. He was appointed President and Chief Operating Officer in September 2001; named Chief Executive Officer in October 2003; and selected as Chairman of the Board in February 2004. Before joining American Tower he was President of Honeywell Aerospace Services, a unit of Honeywell International; Vice President of Engine Services at Pratt & Whitney, a unit of United Technologies Corporation; and a consultant at McKinsey & Company, specializing in telecommunications and aerospace strategy and operations. He began his career as a U.S. Air Force officer and pilot.

Qualifications

•   Effective leadership and executive experience, including as our Chairman, President and CEO

•   Operational, international and strategic experience with global large-cap companies

Other Public Company Boards

•   Lockheed Martin Corporation (December 2017–present)

Other Positions

•   Co-Chair and Member, U.S.-India CEO Forum

•   Member, the Council on Foreign Relations

•   Member, Executive Board, National Association of Real Estate Investment Trusts (Nareit)

•   Member, Business Roundtable

•   Member, Commercial Club of Boston

•   Member, Digital Communications Governors Community of the World Economic Forum (Davos)

•   Trustee, Brigham and Women’s Healthcare, Inc. (Boston, Massachusetts)

•   Member, Advisory Council for the Princeton University Woodrow Wilson School of Public and International Affairs

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

      Raymond P. Dolan

Chairman and CEO

Cohere Technologies, Inc.

Director Since February 2003

•   Compensation Committee (February 2003-May 2011; June 2016-present)

•   Nominating and Corporate Governance Committee (January 2004-June 2016; Chair, February 2005-May 2015)

Age 61

Career

Mr. Dolan is the Chairman and CEO of Cohere Technologies, Inc., a wireless communications and solutions company. He previously served as the President and CEO of Sonus Networks, Inc., a supplier of voice, video and data infrastructure solutions for wireline and wireless telephone service providers, from October 2010 to December 2017. Prior to that, he served as CEO of QUALCOMM Flarion Technologies and Senior Vice President at QUALCOMM until January 2008. He was Chairman and CEO of Flarion Technologies, Inc., a provider of mobile broadband communications systems, from May 2000 until its acquisition by QUALCOMM in 2006. Before that, he served as Chief Operating Officer of NextWave Telecom and as Executive Vice President of marketing of Bell Atlantic/ NYNEX Mobile.

Qualifications

•   Extensive leadership experience in the wireless communications industry

•   Experience with thought leaders help further our strategic vision

•   International, operational and strategic expertise

•   Strong management and board experience

Other Public Company Boards

•   Sonus Networks, Inc. (October 2010–December 2017)

Other Positions

•   Advisor, enterprise team of Verizon Communications Inc.

•  Appointed by President Obama to serve on the National Security Telecommunications Advisory Committee (January 2016)

      Robert D. Hormats

Vice Chairman Kissinger Associates, Inc. Director Since October 2015 • Nominating and Corporate Governance Committee (February 2016-present) Age 75

Career

Mr. Hormats has served as Vice Chairman of Kissinger Associates, Inc., a strategic international consulting firm, since October 2013. From 2009 to 2013, he served as Under Secretary of State for Economic Growth, Energy and the Environment. Prior to that, he was Vice Chairman, Goldman Sachs (International) and a managing director of Goldman, Sachs & Co., which he joined in 1982. Mr. Hormats formerly served as Assistant Secretary of State for Economic and Business Affairs, Ambassador and Deputy U.S. Trade Representative, and Senior Deputy Assistant Secretary for Economic and Business Affairs. He also served as a senior staff member for International Economic Affairs on the National Security Council.

Qualifications

•   Significant international experience in both the public and private sectors, including key business and trade positions with the U.S. Federal government

•   Extensive knowledge of global capital markets

•   Well-developed leadership skills and financial acumen

Other Public Company Boards

•   None

Other Positions

•   Director, Grace Therapeutics, LLC, a private biopharmaceutical company

•   Member, the Council on Foreign Relations

•   Member, Investment Committee, Tiedermann Wealth Management

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

      Gustavo Lara Cantu

Former CEO

Monsanto Company, Latin America North Division

Director Since November 2004

•   Compensation Committee (May 2009-present)

•   Nominating and Corporate Governance Committee (February 2005-May 2009)

Age 69

Career

Mr. Lara is a retired business executive who most recently served as CEO of Monsanto Company’s Latin America North division. Prior to retiring in 2004, Mr. Lara had worked for the Monsanto Company in various capacities for more than 24 years.

Qualifications

•   Executive and governance experience with a global company

•   Insight into business operations in Latin America

•   Extensive knowledge of financial and business developments in Mexico

Other Public Company Boards

•   None

      Grace D. Lieblein

Former VP, Global Quality General Motors Director Since June 2017 • Audit Committee (June 2017-present) Age 58

Career

Ms. Lieblein most recently served as Vice President, Global Quality of General Motors Company, a multinational corporation that designs, manufactures, markets and distributes vehicles, from November 2014 to December 2015. Ms. Lieblein joined GM in 1978 and has held a variety of leadership positions at GM in engineering, supply chain management and international operations. Ms. Lieblein’s leadership positions have included serving as Vice President, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008.

Qualifications

•   Extensive management and international experience in a global large-cap company

•  Experience in working with industry leaders to help further our innovation initiatives

•   Financial expertise

•   International experience in Latin America

Other Public Company Boards

•   Southwest Airlines Co. (January 2016–present)

•   Honeywell International Inc. (December 2012–present)

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

      Craig Macnab

Former Chief Executive Officer National Retail Properties, Inc. Director Since December 2014 • Audit Committee (December 2014-present) • Compensation Committee (May 2018-present) Age 63

Career

Mr. Macnab served as CEO of National Retail Properties, Inc., a publicly traded REIT, from February 2004, and as that company’s Chairman of the board from February 2008, until April 2017. Prior to joining National Retail Properties, Mr. Macnab was the CEO, President and a director of JDN Realty Corporation, also a publicly traded REIT, from April 2000 through March 2003.

Qualifications

•   Extensive management experience with publicly traded REITs and global large-cap companies

•   Financial expertise

•   Experience as a director of other public companies

Other Public Company Boards

•   VICI Properties, Inc. (October 2017–present)

•  Forest City Realty Trust, Inc. (June 2017–May 2018)

•   National Retail Properties, Inc. (February 2008–April 2017)

•   DDR Corp. (March 2003–May 2015)

Other Positions

•   Trustee of the Cadillac Fairview Corporation Limited, a private company and a wholly-owned subsidiary of the Ontario Teachers’ Pension Plan

      JoAnn A. Reed

Healthcare Services Consultant Director Since May 2007 • Audit Committee (November 2007-present; Chair since May 2015) Age 63

Career

Before becoming a healthcare services consultant, Ms. Reed served as CFO and SVP of Finance at Medco Health Solutions, a leading pharmacy benefit manager. After joining Medco in 1988, she spent 20 years with the company, serving in finance and accounting roles of increasing responsibility; she was appointed SVP of Finance in 1992 and CFO in 1996. Prior to joining Medco, Ms. Reed held finance roles at Aetna/American Re-Insurance Co., CBS Inc., Standard and Poor’s Corp. and Unisys/Timeplex Inc.

Qualifications

•   Financial and accounting expertise

•   Extensive board experience

•   More than 25 years of leadership experience with multinational companies in financial, strategic and business development initiatives

Other Public Company Boards

•   Waters Corporation (May 2006–present)

•   Mallinckrodt plc (June 2013–present)

•   Health Management Associates, Inc. (August 2013–January 2014)

Other Positions

•   Trustee, St. Mary’s College of Notre Dame (until April 2015)

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

    Pamela D.A. Reeve

Former President and CEO

Lightbridge, Inc.

Director Since March 2002

•   Lead Director (May 2004-present)

•   Nominating and Corporate Governance Committee (May 2009-present; August 2002-February 2005)

•   Compensation Committee (April 2004-June 2016; Chair, April 2004-May 2009)

•   Audit Committee (August 2002-July 2007)

Age 69

Career

A retired business executive, Ms. Reeve served from November 1989 to August 2004 as the President and CEO and a director of Lightbridge, Inc., a public company and a global provider of mobile business solutions to the wireless communications industry. Prior to joining Lightbridge in 1989, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc.

Qualifications

•   Operational, strategic and corporate governance expertise, particularly in the communications and technology industries

•   Financial expertise

•   Extensive institutional knowledge and effective leadership as Lead Director

Other Public Company Boards

•   Frontier Communications Corporation (May 2010–present and Chairperson since April 2016)

•   Sonus Networks, Inc. (August 2013–May 2017)

Other Positions

•   Chairman of the Board, The Commonwealth Institute (June 2004-present)

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

    David E. Sharbutt

Former CEO and Chairman

Alamosa Holdings, Inc.

Director Since July 2006

•   Nominating and Corporate Governance Committee (May 2007-present; Chair since May 2015)

•   Audit Committee (April 2017-May 2018; May 2007-November 2007)

Age 69

Career

Mr. Sharbutt is a retired business executive who most recently served as CEO and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since the company was founded in July 1998 and was named CEO in October 1999. Before joining Alamosa, Mr. Sharbutt was President and CEO of Hicks & Ragland Engineering Co., an engineering consulting company (now known as CHR Solutions).

Qualifications

•   Leadership and board experience with wireless communications companies

•   Financial expertise

•   Strategic, operational and advisory roles in leading complex telecommunications enterprises

Other Public Company Boards

•   None

Other Positions

•   Director of Flat Wireless, LLC, Smartfield Inc. and MicroZap Inc., private companies

    Samme L. Thompson

President

Telit Associates, Inc.

Director Since August 2005 (served as director of SpectraSite, Inc. from June 2004 until our acquisition in August 2005)

•   Compensation Committee (May 2006-present; Chair since May 2009)

Age 73

Career

A business executive with more than 35 years of management experience, Mr. Thompson has served as president of Telit Associates, Inc., a financial and strategic advisory firm, since joining the firm in 2002. From 1999 to 2002, he served as SVP and Director of Strategy and Corporate Development for Motorola, Inc. Mr. Thompson also served as director of Strategic Planning and Development with AT&T Information Systems; as an SVP with Kidder, Peabody & Co.; and as a strategy consultant with McKinsey & Company.

Qualifications

•   Significant strategic and global advisory experience

•   Comprehensive board experience with companies in the wireless communications industry

•   Strong leadership skills, including managing business operations

Other Public Company Boards

•   Spok Holdings, Inc. (November 2004-present)

Other Positions

•   Board of Visitors, Joseph M. Katz Graduate School of Business

•   Board Member, Sheriff’s Meadow Conservation Land Trust, LLC

•   Member, Global Affairs Council of Chicago

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Proposal 2 Ratification of Selection of

Independent Registered Public Accounting Firm

The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements.

Deloitte & Touche LLP has served as our independent registered public accounting firm since our inception. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of Deloitte & Touche LLP’s lead engagement partner, the Audit Committee and its Chair were directly involved in the selection of Deloitte & Touche LLP’s lead engagement partner. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte & Touche LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although ratification by stockholders is not required by law or by our By-Laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider their selection.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they choose and will also be available to respond to appropriate questions from stockholders.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Proposal 3 Advisory Vote on Executive Compensation

We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement in accordance with Section 14A of the Exchange Act. We intend to submit our executive compensation to an advisory vote annually, consistent with the advisory vote of our stockholders on the frequency of the say on pay vote at our 2017 Annual Meeting of Stockholders. The next advisory say on pay vote of our stockholders will be held at our 2020 Annual Meeting of Stockholders.

We believe that our executive officers play a critical role in our financial, strategic and operational performance and in creating long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives while rewarding our executive officers under a pay for performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term, equity-based compensation. The objectives of our executive compensation program include:

•	attracting and retaining top talent;

•	motivating and engaging our executive officers; and

•	driving sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.

We continually review our executive compensation program. We also seek the input of our stockholders and based on such engagement made several changes to our executive compensation program over the last few years (see page 34).

We urge you to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and related narrative disclosures in this Proxy Statement, as they provide greater detail on our compensation philosophy and determinations. The Compensation Committee and the Board believe that our executive compensation program and policies are consistent with, and help us achieve the goals of, our compensation philosophy.

HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES(1)

•

The vast majority of our executives’ targeted compensation consists of variable pay elements. As described in the “Compensation Discussion and Analysis,” 92% and 88% of the total direct compensation opportunity (assuming target performance) for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation, as of December 31, 2018.

•

We weight our target compensation packages toward equity-based incentive awards to focus executives on long-term value creation and provide an appropriate balance with the short-term performance-driven incentive awards.

•	Our long-term equity incentive award does not include stock options and is more heavily weighted to PSUs.

(1)	Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

•	We tie our annual bonus incentive awards directly to performance:

–

100% of the target award for each of the NEOs, other than the CEO, is tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA).

–

The CEO’s target award is 80% tied to achievement of pre-established Company financial goals (total property revenue, excluding pass-through revenue, and Adjusted EBITDA) and 20% tied to achievement of pre-established individual performance goals based on the four pillars of the Company’s strategy: (i) lead wireless connectivity, (ii) innovate for a mobile future, (iii) drive efficiency and (iv) grow our assets and capabilities.

•	Vesting of our PSUs is determined by achievement of pre-established goals for cumulative Consolidated AFFO per Share and average ROIC for a three-year performance period.

•	We provide equity vesting upon a change in control only upon a termination of employment (a “double-trigger”), with no tax gross-ups.

•	Our retirement and welfare benefits are consistent for all employees, with no pension or deferred compensation plans for executive officers and limited perquisites.

•

Our annual performance incentive awards and long-term, equity-based awards have terms that, in certain circumstances, allow us to “claw back” cash and shares received pursuant to such awards or require the payment of gains realized upon disposition of such shares.

•

Our stock ownership guidelines require each executive to own a number of shares at a multiple of his or her annual base salary (six times base salary for our CEO and three times base salary for our other executive officers who report directly to our CEO), and each executive is required to retain at least 50% of shares net of tax obligations until he or she meets the ownership requirements.

•	We conduct a risk review of our compensation programs each year to determine if any elements of the programs create an inappropriate level of risk.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.

Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote, we encourage all stockholders to vote their shares on this matter, as the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive-compensation decisions.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Proposal 4 Stockholder Proposal to Adopt a

Policy Requiring an Independent Board Chairman

John Chevedden, 2215 Nelson Ave., No. 205 Redondo Beach, CA 90278, the beneficial owner of at least 100 shares of Common Stock, has notified us that he intends to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponent’s statements below. The Board of Directors unanimously recommends that you vote AGAINST this proposal.

STOCKHOLDER PROPOSAL:

Proposal 4—Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company changing course and naming an independent board chairman. Caterpillar had opposed a shareholder proposal for an independent board chairman at its annual meeting. Wells Fargo also changed course and named an independent board chairman.

The benefit of an independent board chairman is greater at American Tower since our Lead Director, Pamela Reeve, had 16-years long-tenure - the longest tenure on the Board. Long tenure erodes the independence of a director and independence is the greatest attribute in a director - especially a director who is elevated to the position of Lead Director.

There is also concern about the announcement of a share repurchase plan of up to $1 Billion. Stock buybacks can be a sign of short-termism for executives - sometimes boosting share price without boosting the underlying value, profitability, or ingenuity of the company. A related issue is that buybacks draw money away from investment. A dollar spent repurchasing a share is a dollar that cannot be spent on new equipment, an acquisition, entry into a new market, or anything else.

Please vote yes:

Independent Board Chairman-Proposal 4

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 4 STOCKHOLDER PROPOSAL TO ADOPT A POLICY REQUIRING AN INDEPENDENT BOARD CHAIRMAN

Board’s Statement in Opposition:

The Board of Directors unanimously recommends that stockholders vote “AGAINST” this proposal for the following reasons:

The Board of Directors believes Mr. Taiclet is the best person to fulfill the responsibility of Chairman.

Mr. Taiclet has served as Chairman and Chief Executive Officer since 2004. Throughout Mr. Taiclet’s tenure in this combined role, the Company has delivered strong operational results, including an increase in market capitalization by 33 times, a return of capital to stockholders in the aggregate of approximately $11 billion, an increase in our asset base by a factor of nearly twelve and an expansion in our geographic footprint from three countries to 17. Additionally, the total compound annual stockholder return for one, three and five years has exceeded the Company’s peer group and the S&P 500. Accordingly, based on this strong performance during Mr. Taiclet’s tenure, the Board does not believe that separating the role of Chairman and CEO and that the Chairman be independent is warranted.

Mr. Taiclet’s intrinsic role in the day-to-day activities of the Company affords him knowledge of the opportunities and risks the Company faces which allows him to focus the Board’s time and attention on the most critical matters. Mr. Taiclet’s dual role also provides a unified vision for the Company and fosters better Board strategic oversight, as the Board can remain responsive to industry trends and stockholder interests with direct input from Mr. Taiclet. For instance, in 2018, Mr. Taiclet oversaw the Company’s diverse capital allocation strategy, which optimized investment in the business through new assets (~$1.9 billion) and capital expenditures (~$940 million) for new site builds and increasing capacity at existing sites, while returning value to stockholders through common stock dividends (~$1.4 billion) (including the dividend paid in January 2019) and the repurchase of common stock (~$230 million).

In addition, Mr. Taiclet has undertaken key leadership positions which are in line with the strategic interests of the Company, including, among others, his appointment as the U.S. chair to the U.S.-India CEO Forum by the U.S. Department of Commerce and as a member of Executive Board of the National Association of Real Estate Investment Trusts (Nareit). Mr. Taiclet has been awarded significant accolades for his leadership, including EY’s 2018 Entrepreneur of the Year in the New England region for Real Estate and Investing and EY’s 2018 National Entrepreneur of the Year for Real Estate, Hospitality and Construction, as well as inclusion in Harvard Business Review’s The 100 Best-Performing CEOs in the World in 2018 for the sixth consecutive year.

The Company’s Lead Director role, combined with other governance features, already provides the strong independent oversight and leadership requested by the proposal and ensures independent oversight of the Board of Directors and accountability to stockholders.

The Board believes that having a single Chairman and CEO with a strong Lead Director, complemented by an independent Board and other key governance features, provides an appropriate balance and has contributed to the Company’s pursuit of sound corporate governance and Board effectiveness. Ms. Reeve was appointed Lead Director in 2004. The Board believes that Ms. Reeve’s extensive institutional knowledge and experience having served on the Board over these years has further enhanced her role and her effectiveness as Lead Director. Ms. Reeve has an extensive mandate of duties as Lead Director which ensures independent oversight of the Board. Under the Board’s recently completed self-assessment, Ms. Reeve was determined to be fully independent and highly qualified in carrying out each of these duties, which as provided in the Company’s Corporate Governance Guidelines, include:

•	Assisting the Chairman and executive management on communications with Directors regarding strategic, business, financial and governance matters;

•	Assisting the Chairman in communicating with and assigning tasks to the other Board members;

•	After obtaining input from the other independent Directors, working with the Chairman to approve agendas, materials and

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 4 STOCKHOLDER PROPOSAL TO ADOPT A POLICY REQUIRING AN INDEPENDENT BOARD CHAIRMAN

schedules for upcoming Board meetings and reviewing meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•

Together with the Chairman of the Compensation Committee, preparing and conducting the annual performance review of the CEO, with input from each Director on the CEO’s performance and achievements during the year and from the Compensation Committee on proposed compensation matters; and

•	Serving as Chairperson of all Board meetings at which the Chairman is not present, including the Board’s executive sessions of independent Directors, which are held at least once per quarter.

Other duties include:

•	Engaging in consultation and direct communication with major stockholders, including responding to inquiries, as appropriate;

•	Assuring that a succession plan is in place for the CEO;

•	Meeting with the CEO frequently to discuss strategy and meeting regularly with senior management other than the CEO;

•	Serving as liaison for, and facilitating, a working relationship between the independent Directors and the CEO;

•	Soliciting direct feedback from independent Directors;

•	Having authority to call meetings of the independent Directors at any time, as necessary;

•	Leading discussions regarding risk management;

•	Participating in the interview process for prospective Directors;

•	Ensuring timely and appropriate information flow to the Board; and

•	Performing such other duties as the Board may from time to time designate.

In addition, the Board consists of fully independent Directors, other than the Chairman. The Nominating Committee regularly reviews the current Board structure, including whether the roles of Chairman and CEO should be separated and the duties of the Lead Director, and continues to believe that the current structure is appropriate for the Company. The Nominating Committee will continue to evaluate the effectiveness of the Board structure in the future and will make any changes if the Committee deems them to be appropriate at that time. The Nominating Committee also regularly assesses our Directors’ mix of skills, experience, tenure and diversity in light of our long-term strategy and advises the Board of its determinations with respect to Board composition and director refreshment. Board refreshment has been active in recent years, with three of nine independent directors having served fewer than five years. In addition, our Board believes it is important to review its effectiveness and that of its standing committees on an annual basis and accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. Finally, our governance features provide strong stockholder rights, including proxy access (3%, 3 years, 25% of Board), stockholders’ right to act by written consent, stockholder ability to call special meetings (25% ownership threshold), annual election of all directors and majority voting for directors.

These governance features, together with the strong Lead Director role, already provide the strong independent oversight and leadership requested by the proposal and ensure independent oversight of the Board and accountability to stockholders.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 4 STOCKHOLDER PROPOSAL TO ADOPT A POLICY REQUIRING AN INDEPENDENT BOARD CHAIRMAN

The Board of Directors believes that our stockholders are best served by protecting the Board’s flexibility to determine the appropriate leadership structure for the Company that will best fit the Company’s circumstances.

The primary responsibility of the Board is to foster the long-term success of the Company, and a key element in fulfilling this responsibility is establishing the Company’s leadership structure after considering all available options. This requires periodically determining who should chair our Board based on the Board’s determination of the unique opportunities and challenges facing the Company at any given time. The Board also believes that confining its leadership structure by a rigid “one-size-fits-all” governance policy could be damaging to the Company. Given the dynamic and competitive environment in which the Company operates, it is crucial that the Board have the flexibility to determine the best leadership structure based on the Company’s needs at the time.

Finally, the Board is not aware of conclusive evidence demonstrating that an independent Chairman results in superior governance or performance nor is good for all companies in all circumstances. In fact, research published by Professor David F. Larcker and Mr. Brian Tayan of Stanford University in June 2016(1) affirmed that mandating separation of the CEO and Chairman roles can be detrimental, especially when a company already has an effective dual CEO/Chairman in place and separation can in fact “lead to duplication of leadership, impair decision making, and create internal confusion, particularly in times of crisis.” Other academic research, such as that conducted by Mr. Ryan Krause and Mr. Matthew Semadeni in 2013(2), also confirmed that splitting of the role of the CEO and Chairman negatively impacts the performance of companies when current performance is high.

(1)	David F. Larcker and Brian Tayan “Chairman and CEO: Controversy over Board Leadership Structure” Stanford Closer Look Series (June 24, 2016)

(2)	Ryan Krause and Matthew Semadeni “CEO-Board Chair Separation: If It Ain’t Broke, Don’t Fix It” Harvard Law School Forum on Corporate Governance and Financial Regulation (June 25, 2013)

For the reasons stated above, the Board believes that this proposal is not in the best interests of the Company or its stockholders.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.

The Board of Directors unanimously recommends that you vote AGAINST the proposal.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Proposal 5 Stockholder Proposal to Require

Periodic Reports on Political Contributions and Expenditures

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owner of at least 100 shares of Common Stock, has notified us that she intends to present a proposal at the Annual Meeting. The proposal appears as we received it, and we accept no responsibility for the accuracy of the proposal or the proponent’s statements below. The Board of Directors unanimously recommends that you vote AGAINST this proposal.

STOCKHOLDER PROPOSAL:

Proposal 5—Political Disclosure

Resolved, that the shareholders of American Tower Corporation (“American Tower’’ or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement: As long-term shareholders of American Tower, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including MasterCard Inc., Intuit Inc., and Salesforce.com, Inc., which present this information on their websites.

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Vote for Political Disclosure-Proposal 5

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

PROPOSAL 5 STOCKHOLDER PROPOSAL TO REQUIRE PERIODIC REPORTS ON POLITICAL CONTRIBUTIONS AND EXPENDITURES

Board’s Statement in Opposition:

The Board of Directors unanimously recommends that stockholders vote “AGAINST” this proposal for the following reasons:

The Company maintains a formal policy in regard to political contributions in its Code of Conduct which is posted on the “Corporate Responsibility” section of its website and clearly states that political contributions in support of any party or candidate in any election, whether federal, state or local are not made by the Company. American Tower does not have, nor does it plan to have, a Political Action Committee (PAC). Consistent with these policies, American Tower does not use corporate funds to support “Super PACs” or political organizations known as “Section 527 organizations”. In addition, the Code of Conduct prohibits directing or requiring a fellow employee or Director to contribute to any political party, cause, organization or candidate. Accordingly, producing semi-annual reports of Company political contributions as suggested by this proposal would represent a meaningless compliance burden.

The Company ensures the interests of its stakeholders are appropriately represented through its membership in industry groups and certain trade associations. The Company believes that involvement in trade associations, even if we do not always share or agree with all of the views espoused by such trade associations, allows the Company to gain insight into core issues for the industry as a whole, share expertise and knowledge that leads to more efficiency and long-term success, and build a consensus among organizations with similar interests and advocate in favor of those interests that support an efficient, healthy and competitive industry. The Company regularly reviews the costs and benefits of its memberships in trade associations.

Trade associations operate independently from us, and the Company does not direct how dues are utilized. The Company expects these trade associations to comply with applicable laws with respect to their political activities. The Company joins trade associations to promote the best interests of the industry, not to influence elections. Under our policies, if a trade association asks us to pay a special assessment for political spending, we decline. As such, disclosure of the Company’s contributions to trade associations, for example, may overstate the Company’s acceptance of all activities of such trade associations, which rather than contribute to transparency, would be misleading to a reasonable investor or be susceptible to misuse by external stakeholders.

For the reasons discussed above, the Board believes that this proposal is not in the best interests of the Company or its stockholders.

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the votes cast by or on behalf of stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.

The Board of Directors unanimously recommends that you vote AGAINST the proposal.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

QUESTIONS & ANSWERS

Questions & Answers

Q.	Why did I receive these proxy materials?

A.

You received these materials because you were a stockholder as of March 27, 2019, the record date fixed by the Board, and are therefore entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the Annual Meeting, which will be held on May 21, 2019.

Q.	Why did I receive a Notice instead of a full set of proxy materials?

A.

The SEC allows us to make this Proxy Statement and our Annual Report to Stockholders, which includes a copy of our Form 10-K, available electronically via the internet at www.proxyvote.com. On or about April 10, 2019, we mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report and for voting (i.e., submitting your proxy) over the internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you would like a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.

Q.	When and where is the Annual Meeting being held?

A.	The Annual Meeting will be held on Tuesday, May 21, 2019 at 11:00 a.m., local time, in the Braemore/Kenmore Room at the Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116.

Q.	Who is entitled to vote at the Annual Meeting?

A.	Holders of American Tower’s Common Stock at the close of business on March 27, 2019, the record date fixed by the Board, may vote at the Annual Meeting.

Q.	How many votes may I cast?

A:

Each share of Common Stock is entitled to one vote with respect to each of the matters submitted for vote. On March 27, 2019, there were 441,967,212 shares of Common Stock outstanding and entitled to vote.

Q.	What constitutes a quorum for the Annual Meeting?

A.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 27, 2019 constitutes a quorum for the transaction of business at the Annual Meeting. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum.

Q.	What items will be voted on at the Annual Meeting, and what is the required vote to approve each item?

A.	All stockholders are entitled to vote on the following proposals:

•	Proposal 1—To elect to the Board of Directors the ten nominees named in this Proxy Statement;

•	Proposal 2—To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

•	Proposal 3—To approve, on an advisory basis, our executive compensation;

•	Proposal 4— To consider a stockholder proposal to adopt a policy requiring an independent Board Chairman; and

•	Proposal 5— To consider a stockholder proposal to require periodic reports on political contributions and expenditures.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

QUESTIONS & ANSWERS

To be elected, a Director must receive an affirmative majority of votes cast—i.e., the number of “for” votes must exceed the number of “against” votes. Similarly, each of Proposals 2, 3, 4 and 5 also requires an affirmative majority of the votes cast. We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter, and therefore, they will have no effect on the outcome of the vote or any of the Proposals.

Although the advisory vote on executive compensation is non-binding, our Compensation Committee will consider and take into account the voting results when making future executive compensation determinations.

Q.	Are there other items to be voted on at the Annual Meeting?

A.

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

Q.	How will proxies be voted at the Annual Meeting?

A.

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

•

Your broker or nominee will not have the authority to vote such shares with respect to Proposals 1, 3, 4 or 5 because the NYSE rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.

•	Your broker or nominee will have the authority to vote such shares with respect to Proposal 2, because that matter is treated as routine under the NYSE rules.

Broker non-votes will be counted as present for purposes of determining the presence of a quorum.

If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2, 3, 4 and 5 and in accordance with the proxy holder’s judgment for any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

Q.	How do I cast a vote?

A.	You may vote by any one of the following means:

•

By internet. If you received a Notice about the internet availability of our proxy materials, you may submit your proxy over the internet by following the instructions on the Notice. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy over the internet by following the instructions on the proxy card or voting instruction card.

•	By telephone. You may submit your vote by telephone by following the instructions on the Notice or proxy card or voting instruction card if you received such materials by mail.

•

By mail. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.

•

In person, at the Annual Meeting. If you hold shares in your name as the stockholder of record, you may vote in person at the Annual Meeting. If you are a beneficial owner but not the stockholder of record, you may vote in person at the Annual Meeting only with a legal proxy obtained from your broker, trustee or nominee, as applicable.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

QUESTIONS & ANSWERS

Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted over the internet, will be voted at the Annual Meeting in accordance with the instructions provided as long as they are received in time for voting and not revoked.

Q.	Can I change my mind after I vote?

A.	Yes, you can change your vote at any time before the Annual Meeting. To revoke your proxy, you must:

•	file an instrument of revocation with our Secretary, at our principal executive offices: 116 Huntington Avenue, Boston, Massachusetts 02116;

•	mail a new proxy card dated after the date of the proxy you wish to revoke to our Secretary at our principal executive offices;

•	submit a later-dated proxy over the internet in accordance with the instructions on the internet voting website; or

•	if you are a stockholder of record or you obtain a legal proxy from your broker, trustee or nominee, as applicable, you may attend the Annual Meeting and vote in person.

If your proxy is not revoked, we will vote it at the Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the internet, as indicated on the submission.

Q.	Where can I find the voting results after the Annual Meeting?

A.

We will announce the preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.

Q.	Who bears the cost of this proxy solicitation?

A.

American Tower Corporation bears all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, fax, electronic transmission and personal interviews. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $20,000 plus reimbursement of expenses. We will request brokers, banks, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Stock and will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

Q.	What do I need to do now?

A.	You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider before voting.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Additional Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. SEC rules also require such officers, Directors and ten percent (10%) stockholders to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms we received or written representations from certain reporting persons that they were not required to file Forms 5, other than Messrs. Hess and Taiclet. Based solely on that review, we believe that, during the fiscal year ended December 31, 2018, our officers, Directors and ten percent (10%) stockholders complied with all Section 16(a) filing requirements applicable to them, except the late filing by Mr. Hess on Form 5 on February 12, 2019, reporting a gift transfer in August 2017.

Proposals of Stockholders

Pursuant to Rule 14a-8 of the Exchange Act, we must receive any stockholder proposal intended to be presented at our 2020 Annual Meeting of Stockholders by no later than December 12, 2019, if it is to be included in the proxy statement and form of proxy relating to the meeting. Any such proposal must also comply with the other requirements of Rule 14a-8.

Under the advance notice provisions in our By-Laws, if you want to submit a proposal for the 2020 Annual Meeting for presentation at the meeting pursuant to Delaware corporate law (as opposed to inclusion in the proxy statement under Rule 14a-8) or intend to nominate a person as a candidate for election to the Board directly, the Secretary must receive the proposal or nomination between January 22, 2020, and the close of business on February 21, 2020, which are 120 days and 90 days, respectively, before the one- year anniversary of the 2019 Annual Meeting.

If the 2020 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2019 Annual Meeting, the Secretary must receive any such proposal or nomination no earlier than the 120th day before the 2020 Annual Meeting and by the later of the close of business of (a) the 90th day before the 2020 Annual Meeting; or (b) the tenth day following the day on which the date of the 2020 Annual Meeting is first disclosed publicly by the Company. In addition, any proposals must comply with the other requirements of our By-Laws.

If you want to present a proposal before the 2020 Annual Meeting but do not wish to have it included in the proxy statement and proxy card, you must also give us written notice. Please address such correspondence to: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Secretary. If the Secretary does not receive your written notice on or before February 25, 2020, then proxies designated by the Board will have discretionary authority to vote on any such proposal.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

ADDITIONAL INFORMATION

Proxy Access

Under the proxy access provisions in our By-Laws, if you wish to nominate any person for election to our Board at the 2020 Annual Meeting, and have your nominee included in the proxy statement, the Secretary must receive your nomination notice between November 12, 2019, which is 150 days before the one-year anniversary of the issuance of this Proxy Statement, and December 12, 2019, which is 120 days before the issuance of this Proxy Statement.

If the 2020 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2019 Annual Meeting, the Secretary must receive your nomination notice by the later of (a) the 120th day before the 2019 Annual Meeting; or (b) the tenth day following the day on which the date of the 2020 Annual Meeting is first disclosed publicly by the Company.

Householding of Annual Meeting Materials

The SEC has also adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household even if two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce printing and mailing expenses associated with proxy materials and reduces the amount of duplicative information you might receive. Your consent will continue for as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time by writing or calling Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (800-542-1061). If you revoke your consent, we will begin sending separate copies within 30 days of receiving your revocation.

Some banks, brokers and other nominee record holders may participate in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you if you write or call us at the following address or phone number: American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Annual Report on Form 10-K

If you would like to receive, free of charge, a copy of our Form 10-K for the year ended December 31, 2018—as filed with the SEC, excluding exhibits—please write or call us at the following address or phone number:

American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

James D. Taiclet

Chairman of the Board, President and

Chief Executive Officer

Boston, Massachusetts

April 10, 2019

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

Appendix A

Definitions, Reconciliations to Measures under GAAP and Calculation of Defined Measures

Adjusted EBITDA is defined as net income before income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense.

Consolidated Adjusted Funds From Operations (Consolidated AFFO) is defined as Funds From Operations, as defined by the National Association of Real Estate Investment Trusts (Nareit FFO) attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures.

Consolidated AFFO per Share is defined as Consolidated AFFO divided by the diluted weighted average common shares outstanding.

International Pass-through Revenue is defined as the revenue the Company records as a result of the reimbursement of certain operating expenses by its tenants in several of its international markets. This includes markets in Latin America where the Company primarily passes through ground rent expenses, and in India and South Africa, where the Company primarily passes through power and fuel costs.

Nareit FFO Attributable to American Tower Corporation Common Stockholders is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interests.

Net Debt is defined as total long-term debt, including current portion, less cash and cash equivalents.

Net Leverage Ratio is defined as Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four).

Return on Invested Capital (ROIC) is defined as Adjusted EBITDA less maintenance capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation).

For more information regarding these measures, see “Non-GAAP Financial Measures” under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

APPENDIX A RECONCILIATIONS

Reconciliations to Historical Results

Reconciliations to Historical Results(1)

($ in millions, except per share amounts. Totals may not add due to rounding)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Net income	$347	$247	$374	$382	$594	$482	$803	$672	$970	$1,225	$1,265
Income from discontinued operations, net	(111)	(8)	(0)	—	—	—	—	—	—	—	—
Income from continuing operations	$236	$239	$374	$382	$594	$482	$803	$672	$970	$1,225	$1,265
Income from equity method investments	(0)	(0)	(0)	(0)	(0)	—	—	—	—	—	—
Income tax provision (benefit)	136	183	182	125	107	60	63	158	156	31	(110)
Other (income) expense	(6)	(1)	(0)	123	38	207	62	135	48	(31)	(24)
Loss (gain) on retirement of long-term obligations	5	18	2	—	0	39	3	80	(1)	70	3
Interest expense	254	250	246	312	402	458	580	596	717	750	826
Interest income	(3)	(2)	(5)	(7)	(8)	(10)	(14)	(16)	(26)	(35)	(55)
Other operating expenses	11	19	36	58	62	72	69	67	73	256	513
Depreciation, amortization and accretion	405	415	461	556	644	800	1,004	1,285	1,526	1,716	2,111
Stock-based compensation expense	55	61	53	47	52	68	80	91	90	109	138
ADJUSTED EBITDA	$1,092	$1,181	$1,348	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667

CONSOLIDATED AFFO RECONCILIATION(2)	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Adjusted EBITDA (from above)	$1,092	$1,181	$1,348	$1,595	$1,892	$2,176	$2,650	$3,067	$3,553	$4,090	$4,667
Straight-line revenue	(50)	(36)	(105)	(144)	(166)	(148)	(124)	(155)	(132)	(194)	(88)
Straight-line expense	28	27	22	31	34	30	38	56	68	62	58
Cash interest	(244)	(240)	(238)	(301)	(381)	(435)	(572)	(573)	(694)	(723)	(807)
Interest income	3	2	5	7	8	10	14	16	26	35	55
Cash paid for income taxes(3)	(35)	(40)	(36)	(54)	(69)	(52)	(69)	(64)	(96)	(137)	(164)
Dividends on preferred stock	—	—	—	—	—	—	(24)	(90)	(107)	(87)	(9)
Dividend to noncontrolling interest	—	—	—	—	—	—	—	—	—	(13)	(14)
Capital improvement capital expenditures	(33)	(33)	(31)	(61)	(75)	(81)	(75)	(90)	(110)	(114)	(150)
Corporate capital expenditures	(6)	(8)	(12)	(19)	(20)	(30)	(24)	(16)	(16)	(17)	(9)
Consolidated AFFO	$756	$852	$953	$1,055	$1,223	$1,470	$1,815	$2,150	$2,490	$2,902	$3,539
Divided by: Weighted Average Diluted Shares	418.4	406.9	404.1	400.2	399.6	399.1	400.1	423.0	429.3	431.7	443.0
Consolidated AFFO Per Share	$1.81	$2.09	$2.36	$2.64	$3.06	$3.68	$4.54	$5.08	$5.80	$6.72	$7.99

(1)	These results are inclusive of the positive impacts of the Company’s settlement with Tata.

(2)	Calculation of Consolidated AFFO excludes start-up related capital spending in 2012-2015.

(3)	Consolidated AFFO for 2015 excludes one-time cash tax charge incurred during the third quarter of 2015, as we do not believe it is an indication of operating performance.

Return on Invested Capital(4)	2008	2009	2010	2011	2012	2013(5)	2014	2015	2016	2017(6)	2018(6)
Adjusted EBITDA	$1,092	$1,181	$1,348	$1,595	$1,892	$2,401	$2,650	$3,206	$3,743	$4,149	$4,725
Cash Taxes	(35)	(40)	(36)	(54)	(69)	(114)	(69)	(107)	(98)	(137)	(172)
Maintenance Capital Expenditures	(33)	(33)	(31)	(61)	(75)	(81)	(75)	(124)	(159)	(115)	(150)
Corporate Capital Expenditures	(6)	(8)	(12)	(19)	(20)	(23)	(24)	(26)	(27)	(17)	(9)
Numerator	$1,019	$1,100	$1,268	$1,462	$1,728	$2,183	$2,482	$2,948	$3,459	$3,880	$4,394
Gross property and equipment	$5,213	$5,621	$6,376	$7,889	$9,047	$10,844	$11,659	$14,397	$15,652	$16,950	$17,717
Gross Intangibles	2,619	2,790	3,213	3,978	4,892	8,471	9,172	12,671	14,795	16,183	16,323
Gross Goodwill(7)	2,334	2,399	2,660	2,824	2,991	3,928	4,180	4,240	4,363	4,879	4,797
Denominator	$10,166	$10,810	$12,249	$14,691	$16,930	$23,243	$25,011	$31,308	$34,809	$38,012	$38,837
ROIC	10.0%	10.2%	10.4%	10.0%	10.2%	9.4%	9.9%	9.4%	9.9%	10.2%	11.3%

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

APPENDIX A RECONCILIATIONS

Reconciliations to Historical Results

(4)	Historical denominator balances reflect purchase accounting adjustments.

(5)

2013 reflects Q4 2013 annualized numbers to account for full year impact of GTP transaction, 2015 reflects Q4 2015 annualized numbers to account for full year impact of Verizon transaction and 2016 reflects Q4 2016 annualized numbers to account for full year impact of Viom transaction.

(6)	Adjusted to annualize impacts of acquisitions closed throughout the year.

(7)	Excludes the impact of deferred tax adjustments related to valuation.

2018
Property Revenue	$7,315
Pass-Through Revenue	$(952)
Property Revenue Excluding Pass-Through Revenue	$6,363

NET LEVERAGE RATIO	4Q18(1)
Total debt	$21,160
Cash and cash equivalents	1,209
Net debt	19,951
The quarter’s annualized (LQA) Adjusted EBITDA	5,699
LQA Net Leverage Ratio	3.5x

(1)	This ratio was positively impacted by the Company’s settlement with Tata. Adjusting for these settlement impacts, the 4Q18 LQA net leverage would be 4.6x.

AMERICAN TOWER CORPORATION 2019 PROXY STATEMENT

116 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS 02116	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E67424-P21187 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Raymond P. Dolan	☐	☐	☐
	1b. Robert D. Hormats	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain
	1c. Gustavo Lara Cantu	☐	☐	☐	2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.		☐	☐	☐
	1d. Grace D. Lieblein	☐	☐	☐
	1e. Craig Macnab	☐	☐	☐	3. To approve, on an advisory basis, the Company’s executive compensation.		☐	☐	☐
	1f. JoAnn A. Reed	☐	☐	☐	The Board of Directors recommends you vote AGAINST proposals 4 and 5:
	1g. Pamela D.A. Reeve	☐	☐	☐			For	Against	Abstain
	1h. David E. Sharbutt	☐	☐	☐	4. To adopt a policy requiring an independent Board Chairman.		☐	☐	☐
	1i. James D. Taiclet	☐	☐	☐	5. To require periodic reports on political contributions and expenditures.		☐	☐	☐
	1j. Samme L. Thompson	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	NOTE: To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

E67425-P21187

AMERICAN TOWER CORPORATION

116 HUNTINGTON AVENUE, 11th FLOOR

BOSTON, MASSACHUSETTS 02116

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Tower Corporation (“American Tower”), having received the Notice and Proxy Statement dated April 10, 2019, hereby appoints JAMES D. TAICLET and EDMUND DISANTO, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if personally present at the 2019 Annual Meeting of Stockholders to be held on May 21, 2019 at 11:00 a.m., local time, in the Braemore/Kenmore Room at the Colonnade Hotel, 120 Huntington Avenue, Boston, Massachusetts 02116 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 10, 2019.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side